UNITED STATES
SECURITIES AND EXCSHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section §240.14a-12

THERAVANCE BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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(2)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 22, 2021
To the shareholders of Theravance Biopharma, Inc.:
The 2021 Annual General Meeting of Theravance Biopharma, Inc. (the “Annual Meeting”) will be held on April 27, 2021 at 3:30 p.m. Irish Standard Time, at the offices of Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland. In light of the ongoing coronavirus pandemic, we urge you not to attend the Annual Meeting in person this year but rather vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. You may listen to the Annual Meeting at https://theravance.zoom.us/j/98644884241.
Details regarding the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2020 Annual Report on Form 10-K. We encourage you to read this information carefully.
Your vote is important. We urge you to complete, sign and return your proxy card in the enclosed envelope, or vote via telephone or on the Internet according to the instructions in the accompanying proxy materials, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Voting by proxy does not preclude you from voting in person if you choose to attend the Annual Meeting.
Thank you for your ongoing support of Theravance Biopharma.
Very truly yours,
Rick E Winningham
Chief Executive Officer and Chairman

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
NOTICE OF 2021 ANNUAL GENERAL MEETING

Time and Date:	April 27, 2021 at 3:30 p.m. Irish Standard Time
Place:	Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland
Items of Business:
(1)
To elect the following three directors to serve as Class I members of the board of directors until the annual general meeting held in 2024 and until their successors are duly elected and qualified: Eran Broshy, Laurie Smaldone Alsup and Burton G. Malkiel.

(2)
To approve a non-binding proposal to ratify the appointment of Deepika R. Pakianathan to serve as a Class III member of the board of directors until the annual general meeting held in 2023 and until her successor is duly elected and qualified.

(3) To ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
(4) To transact such other business as may properly come before the annual general meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments:	Any action on the items of business described above may be considered at the annual general meeting at the time and on the date specified above or at any time and date to which the annual general meeting may be properly adjourned.
Record Date:	You are entitled to vote if you were a shareholder of record as of the close of business on March 1, 2021.
Voting:	Your vote is very important. We encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”
If you have any questions regarding this information or the proxy materials, please visit our website at www.theravance.com or contact our investor relations department at (650) 808-4045. All shareholders are invited to attend the annual general meeting; however, in light of the ongoing coronavirus pandemic, we urge you not to attend in person but rather complete, sign and return the enclosed proxy card, or vote via telephone or on the Internet as instructed in these materials.
By order of the board of directors,
Rick E Winningham
Chief Executive Officer and Chairman
March 22, 2021

You may attend the annual general meeting in person. However, in light of the ongoing coronavirus pandemic, we urge you not to attend the meeting in person this year but rather complete, sign and return the enclosed proxy card, or vote via telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual general meeting. A return envelope (which is postage prepaid if mailed in the U.S.) is enclosed for your convenience.
Important Notice Regarding the Availability of Proxy Materials for the
Annual General Meeting to be held on Tuesday, April 27, 2021:
The proxy statement and annual report are available at http://investor.theravance.com/proxy

PROXY STATEMENT FOR 2021 ANNUAL GENERAL MEETING	1
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS	3
Annual Meeting	3
Share Ownership	3
Quorum and Voting	4
Shareholder Proposals and Director Nominations	7
Additional Information about the Proxy Materials	8
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON APRIL 27, 2021.	9
PROPOSAL ONE: ELECTION OF DIRECTORS	10
General	10
Nominees	10
Information Regarding the Nominees and Other Directors	10
PROPOSAL TWO: ADVISORY VOTE REGARDING RATIFICATION OF THE APPOINTMENT OF DEEPIKA R. PAKIANATHAN TO SERVE AS A CLASS III MEMBER OF THE BOARD OF DIRECTORS	18
General	18
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Pre-Approval of Audit and Non-Audit Services	19
CORPORATE GOVERNANCE	21
Code of Business Conduct	21
Director Independence	21
Lead Independent Director	21
Board Committees	22
Considerations in Evaluating Director Nominees	23
Compensation Committee Interlocks and Insider Participation	24
Meetings of the Board of Directors	25
Shareholder Recommendations for Nominations to the Board of Directors	25
Board Oversight of Risk	25
Director Compensation	26
2020 Director Compensation Table	27
Non-Employee Director Share Ownership Guidelines	27
Hedging Policy Disclosure	28
Shareholder Communications with the Board of Directors	28
EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION	32
Compensation Discussion and Analysis	32
Compensation Committee Report	44
2020 Summary Compensation Table	45
2020 Grants of Plan-Based Awards	46
Outstanding Equity Awards at 2020 Fiscal Year-End	46
2020 Option Exercises and Stock Vested	49

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THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
PROXY STATEMENT FOR
2021 ANNUAL GENERAL MEETING

This proxy statement is furnished in connection with a solicitation of proxies by our board of directors for use at the 2021 Annual General Meeting (the “Annual Meeting”) to be held at 3:30 p.m. Irish Standard Time (“IST”) on April 27, 2021, and any adjournments thereof. The Annual Meeting will be held at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland. In light of the ongoing coronavirus pandemic, we urge you not to attend the meeting in person this year but rather vote your shares by completing, dating, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. You may listen to the Annual Meeting at https://theravance.zoom.us/j/98644884241. We intend to mail this proxy statement and accompanying proxy card on or about March 25, 2021 to all shareholders of record entitled to vote at the Annual Meeting.
As used in this proxy statement, the terms “Theravance Biopharma,” the “Company,” “we,” “us,” and “our” mean Theravance Biopharma, Inc. and its subsidiaries unless the context indicates otherwise. All references to “elect”, “elected” or “election” with respect to directors shall be construed as “appoint”, “appointed” or “appointment” under Cayman Islands law.
Special Note regarding Forward-Looking Statements
This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. All statements in this report, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions, expectations and objectives are forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “designed,” “developed,” “drive,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “mission,” “opportunities,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements reflect our current views with respect to future events or our future financial performance, are based on assumptions, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We may not actually achieve the plans, intentions, expectations or objectives disclosed in our forward-looking statements and the assumptions underlying our forward-looking statements may prove incorrect. Therefore, you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and objectives disclosed in the forward-looking statements that we make. Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020. Our forward-looking statements in this report are based on current expectations and we do not assume any obligation to update any forward-looking statements for any reason, even if new information becomes available in the future. In addition, while we expect the effects of COVID-19 to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), our clinical development programs (including but not limited to our later stage clinical programs for izencitinib and ampreloxetine), and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. These potential future developments include, but are not limited to, the ultimate duration of the COVID-19 pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, other measures taken by us and those we work with to help protect individuals from contracting COVID-19, and the effectiveness of actions taken globally to contain and treat the disease, including vaccine availability, distribution, acceptance and effectiveness.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Annual Meeting
Q:
Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with our solicitation of proxies for use at the Annual Meeting to be held on April 27, 2021 at 3:30 p.m. IST, and at any adjournment thereof, for the purpose of considering and acting upon the matters set forth herein. You may attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares and, in light of the ongoing coronavirus pandemic, we urge you not to attend the meeting in person this year. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other information.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland. However, in light of the ongoing coronavirus pandemic, we urge you not to attend the Annual Meeting in person this year but rather vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to hold a short Annual Meeting that covers only required formal business and you may listen to the Annual Meeting at https://theravance.zoom.us/j/98644884241 should you desire. We will not be providing a general business update at the Annual Meeting. In addition, the date, time or location of the Annual Meeting could change due to the progression of the coronavirus pandemic.

Q:
Can I attend the Annual Meeting?

A:
We will hold a physical meeting, which you may attend if you were a shareholder of record or a beneficial owner as of March 1, 2021 (the “Record Date”). For admission to the Annual Meeting you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of share ownership as of the Record Date. In addition, you must comply with all applicable pandemic-related requirements in place at the time of the Annual Meeting, including those set forth by the Republic of Ireland, the City of Dublin and, for admission to our offices. The Annual Meeting will be held at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland. However, you do not need to attend the Annual Meeting in order to vote your shares and, in light of the ongoing coronavirus pandemic, we strongly urge you to vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to hold a short Annual Meeting that covers only required formal business. We will not be providing a general business update at the Annual Meeting.

Share Ownership
Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Shareholders of record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares and this notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Theravance Biopharma shareholders hold their shares through a bank, broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank, trustee or another nominee, you are considered the “beneficial owner” of shares held in “street name” and a notice was forwarded to you by your bank, broker, trustee or other nominee, which is considered the shareholder of record with respect to those shares.
As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not shareholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your bank’s, broker’s, trustee’s or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your bank, broker, trustee or other nominee will provide a voting instruction card for you to use.
Quorum and Voting
Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. The presence, in person or by proxy, of members holding in aggregate not less than a majority of the shares of all voting share capital of Theravance Biopharma in issue and entitled to vote will constitute a quorum at the meeting. Except as otherwise expressly provided by the Amended and Restated Memorandum and Articles of Association or by law, the holders of ordinary shares will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Theravance Biopharma. Each holder of ordinary shares will have the right to one vote per ordinary share. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Abstentions and broker “non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a completed proxy card but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our ordinary shares at the close of business on March 1, 2021, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 65,217,715 ordinary shares in issue. In deciding all matters at the Annual Meeting, each holder of ordinary shares of Theravance Biopharma will be entitled to one vote per ordinary share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. However, in light of the ongoing coronavirus pandemic, we urge you not to attend the meeting in person this year but rather vote your shares by completing, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Shareholder of record — If you are a shareholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•
By Telephone — You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•
By Mail — You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker, trustee or other nominee, please refer to the information forwarded by your bank, broker, trustee or other nominee to see which voting options are available to you.
In light of the ongoing coronavirus pandemic, we strongly urge you to vote your shares without attending the Annual Meeting in person.
Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, shareholders will be asked to vote:

(1)
To elect the three directors identified in this proxy statement to serve as Class I directors until the annual general meeting held in 2024 and until their successors are duly elected and qualified;

(2)
To approve a non-binding proposal to ratify the appointment of Deepika R. Pakianathan, Ph.D. to serve as a Class III member of the board of directors until the annual general meeting held in 2023 and until her successor is duly elected and qualified;

(3)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(4)
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One — An ordinary resolution, being a majority of the votes duly cast at the annual general meeting, is required for the election of each director. If the number of shares voted “FOR” a director nominee exceeds the number of votes cast “AGAINST,” the nominee will be elected as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the Proposal, other than counting towards the quorum of the meeting.

Proposal Two — This non-binding advisory vote to ratify the appointment of Deepika R. Pakianathan as a director is advisory, and therefore not binding on our board of directors. Our board of directors values the opinions of our shareholders, however, and will carefully review and consider the voting results when evaluating our appointment of directors to our board of directors. As with Proposal One, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not affect the outcome of the Proposal, other than counting towards the quorum of the meeting.
Proposal Three — An ordinary resolution, being a majority of the votes duly cast at the annual general meeting, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the number of shares voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm exceeds the number of votes cast “AGAINST,” the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified. As with Proposals One and Two, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not affect the outcome of the Proposal, other than counting towards the quorum of the meeting.
Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

(1)
“FOR” the nominees for election as director listed in Proposal One;

(2)
“FOR” the non-binding proposal to ratify the appointment of Deepika R. Pakianathan to serve as a Class III member of the board of directors; and

(3)
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 as included in Proposal Three.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholder of record — If you are a shareholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the bank, broker, trustee or other nominee that holds your shares with specific voting instructions then, under applicable rules, the bank, broker, trustee or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker, trustee or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker, trustee or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:
How may my bank, broker, trustee or other nominee vote my shares if I fail to provide timely directions?

A:
Banks, brokers, trustees or other nominees holding ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, trustee or other nominee will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of Ernst & Young LLP. Your bank, broker, trustee or other nominee will not have discretion to vote on (i) the election of directors and (ii) the non-binding proposal to ratify the appointment of Deepika R. Pakianathan to serve as a Class III member of the board of directors absent direction from you as each is a “non-routine” matter.

Please note that banks, brokers, trustees or other nominees may not vote your shares on the election of directors or on the non-binding proposal to ratify the appointment of Deepika R. Pakianathan to serve as a Class III member of the board of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your bank, broker, trustee or other nominee regarding the voting of your shares.
Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
If you are a shareholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, subject to any rules your bank, broker, trustee or other nominee may have, you may change your vote by submitting new voting instructions to your bank, broker, trustee or other nominee.
Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.
In light of the ongoing coronavirus pandemic, we urge you not to attend the meeting in person this year but rather vote your shares by completing, dating, signing and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. Changing your vote prior to the Annual Meeting is most easily accomplished if you submit your proxy via telephone or on the Internet, as your vote may then be changed by simply submitting a new vote via telephone or on the Internet.
Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of ordinary shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Theravance Biopharma may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain shareholders. If retained, we would not expect our costs for such services to be significant.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will disclose the final results in a current report on Form 8-K within four business days after the Annual Meeting.

Shareholder Proposals and Director Nominations
Q:
What is the deadline to propose actions for consideration at next year’s annual general meeting or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials — Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting by submitting their proposals in writing to our Secretary in a timely manner. In order to be considered for inclusion in the proxy statement for the 2022 annual general meeting, shareholder proposals must be received at our principal executive offices no later than November 25, 2021 (that is, not less than 120 calendar days before the one year anniversary of the date this proxy statement was released to shareholders in connection with the 2021 Annual Meeting), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of all notices of proposals by shareholders should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.
Requirements for shareholder proposals to be brought before an annual general meeting — In addition, our Amended and Restated Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present certain matters before an annual general meeting. In general, nominations for the election of directors may be made by (i) our board of directors or any committee thereof or (ii) any shareholder who (a) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (b) has delivered written notice to our Secretary no later than the Nomination Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations.
Our Amended and Restated Memorandum and Articles of Association also provide that the only business that may be conducted at an annual general meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual general meeting by or at the direction of our board of directors (or any duly authorized committee thereof) or (iii) properly brought before the annual general meeting by a shareholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below) and otherwise complied with the provisions of our Amended and Restated Memorandum and Articles of Association; provided, however, that the board of directors may, subject to Rule 14a-8 of the Exchange Act, resolve not to include any proposal for business made by a shareholder other than a proposal related to the nomination of a director made in accordance with Nomination Notice Deadline.
The “Notice Deadline” is defined as that date which is at least 45 days and not more than 75 days prior to the one year anniversary of the date on which we first mailed proxy materials for the prior year’s annual general meeting. As a result, we anticipate that the Notice Deadline for the 2022 annual general meeting will be between January 9, 2022 and February 8, 2022. The “Nomination Notice Deadline” is defined as that date that is not less than 120 days and not more than 150 days prior to the meeting; provided, however, that in the event less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
Recommendation of director candidates — You may recommend candidates to our board of directors for consideration by our nominating/corporate governance committee by following the procedures set forth below in “Corporate Governance — Shareholder Recommendations for Nominations to the Board of Directors.”
Q:
How may I obtain a copy of the provisions of the Amended and Restated Memorandum and Articles of Association regarding shareholder proposals and director nominations?

A:
A copy of the full text of the provisions discussed above may be obtained by writing to our Secretary. A copy of our Amended and Restated Memorandum and Articles of Association is posted on the Investor Relations portion of our website at www.theravance.com. A copy of all requests should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Additional Information about the Proxy Materials
Q:
What does it mean if multiple members of my household are shareholders but we only received one set of proxy materials in the mail?

A:
We have adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, shareholders should send their requests to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco,

California 94080, Attention: Secretary. Shareholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, trustee or other nominee to request information about householding.
Q:
What is the mailing address for Theravance Biopharma’s principal executive offices?

A:
The mailing address for our principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. A copy of all shareholder correspondence provided to our Secretary should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080. The telephone number at that location is (650) 808-6000.

Any written requests for additional information, copies of the proxy materials and 2020 Annual Report, notices of shareholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the U.S. subsidiary address above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON APRIL 27, 2021.
The proxy statement and annual report are available at http://investor.theravance.com/proxy.

PROPOSAL ONE:
ELECTION OF DIRECTORS
General
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors created by death or resignation of a director. Any director appointed by our board of directors shall hold office for the remaining term of the class of director to which he or she is appointed and shall then be eligible for re-election. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees
Three Class I directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2024. Upon the recommendation of our nominating/corporate governance committee, our board of directors has nominated Eran Broshy, Laurie Smaldone Alsup and Burton G. Malkiel, each a current Class I director, for election as Class I directors. The term of office of each person elected as director will continue until such director’s term expires in 2024, and until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal.
Information Regarding the Nominees and Other Directors
The following is a brief biography of each nominee nominated for election at the Annual Meeting and each director who will continue as a director after the Annual Meeting. Also listed below are the nominees’ and directors’ respective ages as of March 1, 2021. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board of directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our board’s conclusion that the nominees should serve as directors are noted below.
Nominees for Class I Directors for a Term Expiring in 2024
Name	Age	Principal Occupation and Business Experience
Eran Broshy	62	Eran Broshy has served as a director since June 2014. Mr. Broshy has been working since June 2009 with multiple private equity firms supporting their healthcare investment efforts and on the board of select portfolio companies, including with Nordic Capital (July 2016 — present), Tailwind Capital (Sep 2015 — present), Linden Capital Partners (March 2013 — August 2015), Court Square Capital (March 2013 — August 2015), and Providence Equity Partners (June 2009 — December 2012). Mr. Broshy previously served for over a decade as the chief executive officer (until 2008) and chairman of the board of directors (until 2010) of inVentiv Health, Inc., a privately held company (and until August 2010 a Nasdaq listed company) that delivers a broad range of clinical and commercialization services to pharmaceutical and life sciences companies globally. Prior to joining inVentiv, Mr. Broshy was a management consultant with The Boston

Name	Age	Principal Occupation and Business Experience
		Consulting Group (BCG) for 14 years, including as the partner responsible for BCG’s healthcare practice across the Americas. He also served as president and chief executive officer of Coelacanth Corporation, a privately held biotechnology company. Within the previous five years Mr. Broshy has also served on the board of directors of Magellan Health. He currently also serves as chairman of the board of ERT and of DermaRite, both privately-held healthcare companies, as a member of the Corporation of the Massachusetts Institute of Technology (“MIT”), as chairman of the American Friends of the Open University of Israel, and on the board of governors of the American Jewish Committee. Mr. Broshy holds an M.B.A. from Harvard University, an M.S. in civil engineering from Stanford University, and a B.S. in civil engineering from the Massachusetts Institute of Technology. Mr. Broshy’ s demonstrated leadership in the healthcare industry in general and the managed healthcare industry in particular contributed to our board’s conclusion that he should serve as a director.
Laurie Smaldone Alsup	67	Laurie Smaldone Alsup, M.D. has served as a director since February 2018. Dr. Smaldone Alsup is Chief Medical and Chief Scientific Officer of NDA Group, a regulatory and product development consultancy firm, a position she has held since March 2019. Dr. Smaldone Alsup served as Chief Operating Officer and Chief Scientific Officer of NDA Group from March 2016 until March 2019. Dr. Smaldone Alsup served as President and Chief Scientific Officer of PharmApprove, LLC, a regulatory communications consultancy firm and division of Taft Communications, from August 2011 to March 2016. Dr. Smaldone Alsup served in clinical and regulatory roles of increasing responsibility and scope while at Bristol Myers Squibb, including Senior Vice President of Global Regulatory Science and Vice President of Corporate Strategy and Business Risk Management. In addition, she served as Chief Executive Officer of Phytomedics, Inc., an early stage company focused on arthritis and inflammation. Dr. Smaldone Alsup is a member of the board of directors of BlackBerry Limited, a cybersecurity software and services company, a position she has held since June 2015, Arvinas, Inc., a biotechnology company, a position she has held since November 2019 and Kinnate Biopharma, Inc,. a precision oncology company, a position she has held since August 2020. Dr. Smaldone Alsup was a member of the board of directors of KaloBios Pharmaceuticals, Inc., a biotechnology company, from October 2013 to November 2015. Dr. Smaldone Alsup received a B.A. in biology from Fordham College and an M.D. at Yale University School of Medicine, where she completed her residency in Internal Medicine and fellowship in Medical Oncology. Dr. Smaldone Alsup’s extensive regulatory and clinical experience in the life sciences industry, senior management experience in several companies in our industry and demonstrated leadership in her field contributed to our board’s conclusion that she should serve as a director.
Burton G. Malkiel	88	Burton G. Malkiel, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva, Inc. (“Innoviva”) in June 2014 and since July 2007, Dr. Malkiel served as a director of Innoviva. Dr. Malkiel is the Chief Investment Officer and chair of the Investment Committee at Wealthfront, Inc., a private investment

Name	Age	Principal Occupation and Business Experience
company, a position he has held since November 2012, and the Chemical Bank Chairman’s Professor of Economics, Emeritus, and Senior Economist at Princeton University, a position he has held since July 2011 following positions as a senior research economist and professor at Princeton University since 1988. Dr. Malkiel is the author of A Random Walk Down Wall Street and over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President’s Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several private corporations and served on the board of directors of The Vanguard Group Ltd. until March 2015 and Genmab AS until June 2018. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and M.B.A. degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel’s demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our audit committee contributed to our board’s conclusion that he should serve as a director.
Incumbent Class II Directors Whose Term Expires in 2022
Name	Age	Principal Occupation and Business Experience
Rick E Winningham	61	Rick E Winningham has served as Chairman of the board of directors since July 2013. He has served as our Chief Executive Officer since our spin-off from Innoviva in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, where he also served as Chairman of the board of directors from April 2010 to October 2014. From 1997 to 2001 he served as President, Bristol Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol Myers Squibb (BMS), Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/Metabolics and GU/GI/Neuroscience therapeutic areas. Over a fifteen year period beginning in 1986 with BMS and its predecessor, Bristol Myers, Mr. Winningham held various U.S. and global management positions. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. Mr. Winningham served as a Director on the board of directors of the California Healthcare Institute (“CHI”) from November 2011 to March 2015. He was elected Chairman of CHI in January 2014, a position he held until CHI merged with Baybio to become the California Life Sciences Association (“CLSA”) in March 2015. Mr. Winningham is on the board of CLSA, and served as its chairman from March 2015 to November 2015. He is a member of the board of directors of Jazz Pharmaceuticals plc. a public biopharmaceutical

Name	Age	Principal Occupation and Business Experience
		company, and Retrotope Inc, a private biopharmaceutical company, and served as a member of the board of directors of OncoMed Pharmaceuticals, Inc. from June 2015 until April 2019. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our board of directors. Mr. Winningham’s demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our board’s conclusion that he should serve as a director.
Robert V. Gunderson, Jr.	69	Robert V. Gunderson, Jr. has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since September 1999, Mr. Gunderson served as a director of Innoviva. He is a founding partner and, since January 2021, Chairman Emeritus of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995 and served as Chairman until December 2020. Mr. Gunderson is a Fellow of the American College of Governance Counsel and a Fellow of the American Bar Foundation. Mr. Gunderson served on the board of directors of Vitae Pharmaceuticals, Inc. until its sale to Allergan plc in October 2016. Mr. Gunderson holds a J.D. from the University of Chicago, where he was Executive Editor of The University of Chicago Law Review and is currently a member of the Law School Council. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University. Mr. Gunderson’s demonstrated leadership in his field, his understanding of our industry and his knowledge of financial and financing matters contributed to our board’s conclusion that he should serve as a director.
Susan M. Molineaux	67	Susan M. Molineaux, Ph.D. has served as a director since April 2015. Dr. Molineaux has served as President, Chief Executive Officer and as a member of the board of directors of Calithera Biosciences, Inc. since she co-founded the biopharmaceutical company in March 2010. Dr. Molineaux co-founded Proteolix, Inc., a biopharmaceutical company, where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix’s acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a drug development company. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., a biopharmaceutical company, and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux also serves as a member of the board of directors of Geron Corporation, a biopharmaceutical company and served as a member of the board of directors of the California Life Sciences Association until March 2016. In June 2017, Dr. Molineaux joined the board of trustees of Smith College and she also serves as on the board of directors of Cyteir Therapeutics, Inc., a privately held biotechnology company. She is also a Scientific Advisor at Lightstone Ventures. Dr. Molineaux holds a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology

Name	Age	Principal Occupation and Business Experience
		from Johns Hopkins University, and she completed a postdoctoral fellowship at Columbia University. Dr. Molineaux’s extensive management experience in pharmaceutical drug development, particularly as it relates to managing and conducting clinical trials, her experience as a Chief Executive Officer and board member of multiple biotechnology companies and her demonstrated leadership in our field contributed to our board’s conclusion that she should serve as a director.
Donal O’Connor	70	Donal O’Connor has served as a director since October 2015. Mr. O’Connor is the Chairman of Galco Steel Limited and Huttonread Unlimited Company, having been appointed to their boards in September 2010 and March 2011, respectively, and has been a nonexecutive Director of Perrigo Company plc since November 2014. He was a non-executive director of Malin Corporation plc from July 2017 (appointed chairman in January 2018) until July 2018. He was a non-executive Director of Elan Corporation, plc, from May 2008 until it was acquired by Perrigo in December 2013. He was a non-executive Director and senior independent director of Readymix plc from December 2008 until May 2012. He was appointed by the Irish Government as Chairman of Anglo Irish Bank from December 2008 until June 2010. He was the Irish High Court appointed Administrator of Icarom plc from 1995 until February 2013. Mr. O’Connor was a member of the Board of the Irish Auditing and Accountancy Supervisory Authority from its inception as an Interim Board in 2001 until 2009. He was a member of PricewaterhouseCoopers’ (“PwC”) Global Board from 2003 until 2008 and is a former Chairman of the PwC Eurofirms Board. Mr. O’Connor originally joined PwC in 1972 and was appointed partner in 1983. He was later appointed partner in charge of the PwC Financial Services practice in 1988 and leader of the Audit Practice in 1992. He was elected Senior Partner in 1994 and was re-elected in 1998 and 2003. He served as Senior Partner of PwC Ireland for over twelve years until 2007. Mr. O’Connor obtained a Bachelor of Commerce degree from University College Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland. Mr. O’Connor’s senior management experience and demonstrated leadership in his field, his experience as a director of numerous companies, including Irish entities, and his knowledge of financial and financing matters contributed to our board’s conclusion that he should serve as a director.
Incumbent Class III Directors Whose Term Expires in 2023
Name	Age	Principal Occupation and Business Experience
Dean J. Mitchell	65	Dean J. Mitchell has served as a director since June 2014. Mr. Mitchell is on the board of directors ImmunoGen Inc. since 2012, Precigen, Inc. (formerly Intrexon Corporation) since 2009, Praxis Precision Medicines, Inc. since August 2020, and Kinnate Biopharma, Inc. since August 2020, all of which are public biopharmaceutical companies. He served as Executive Chairman of the board of directors of Covis Pharma Holdings, a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was Chairman of PaxVax Corporation from January 2016 until it’s sale in October 2018.

Name	Age	Principal Occupation and Business Experience
		Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004 he served in various senior executive capacities in the worldwide medicines group of Bristol Myers Squibb Company, a pharmaceutical company. Prior to Bristol Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe that Mr. Mitchell’s qualifications to serve as our director include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later stage drug development and commercialization, and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Deepika R. Pakianathan	56	Deepika R. Pakianathan, Ph.D., has served as a member of our board of directors since July 2020. Since 2001, Dr. Pakianathan has served as a Managing Member at Delphi Ventures, a venture capital firm. She is also the Chief Executive Officer of Redd Pharmaceuticals, Inc., a privately-held pharmaceuticals company, since September 2019. From 2007 to 2019, Dr. Pakianathan served on the board of directors of Alder Pharmaceuticals, Inc. and from 2004 to 2016, Dr. Pakianathan served on the board of directors of Alexza Pharmaceuticals, Inc. From 1998 to 2001, Dr. Pakianathan served as a Vice President in the healthcare group at JP Morgan Chase & Company. From 1993 to 1997, Dr. Pakianathan served as a postdoctoral scientist in the Immunology Department at Genentech Corporation. Dr. Pakianathan currently serves on the board of directors of Calithera Biosciences, Inc., Karyopharm Therapeutics, Inc., Mereo Biopharma Group PLC and FS Development Corp. II, an SPAC. Dr. Pakianathan holds an M.S. and a Ph.D. from Wake Forest University, a B.Sc. from the University of Bombay, India and an M.Sc. from The Cancer Research Institute at the University of Bombay, India. We believe that Dr. Pakianathan’s qualifications to serve as our director include her scientific experience, experience as board member of multiple biotechnology companies, knowledge of our industry and knowledge of financial and financing matters.
George M. Whitesides	81	George M. Whitesides, Ph.D., has served as a director since October 2013. Since the inception of Innoviva in 1996 until our spin-off from Innoviva in June 2014, Dr. Whitesides served as a director of Innoviva. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 to 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 to 1991 he was a member of the Department of Chemistry at Harvard University and Chairman of the Department of Chemistry from 1986 to 1989. He was a faculty

Name	Age	Principal Occupation and Business Experience
		member of the Massachusetts Institute of Technology from 1964 to 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 15 scientific journals. He is also a member of the board of directors of Arsenal Biomedical, Inc., Lyra Biomedical, Inc., Diagnostics for All, Inc., Soft Robotics Inc. and Datacule, Inc. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University. Dr. Whitesides’ demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our board’s conclusion that he should serve as a director.
William D. Young	76	William D. Young has served as a director since October 2013 and has served as our lead independent director since April 2014. Prior to our spin-off from Innoviva in June 2014 and since April 2001, Mr. Young served as a director of Innoviva. He has been a Senior Advisor of Blackstone Life Sciences since 2018, when Blackstone Life Sciences acquired Claris Ventures. He was a Venture Partner at Claris Ventures from 2010 until 2018.. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc., a biotechnology company. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years. Mr. Young has been Chairman of NanoString Technologies, a biotechnology company, since 2010, and of Annexon Biosciences, a biotechnology company and Clarus portfolio company, since March 2017. In addition, Mr. Young is a member of the board of directors of Praxis Precision Medicine, a public company, and SFJ Pharmaceuticals, both Clarus portfolio companies. He was a member of the board of directors of Vertex Pharmaceuticals until June 2020, BioMarin, Inc. until October 2015, and Biogen Idec Inc. until June 2014, having served as a director since 1997 and as Chairman of the Board since 2010. Mr. Young is also a Trustee of Montage Health, a nonprofit company. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young’s demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our board’s conclusion that he should serve as a director.
There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.
Resolution to be Voted Upon
The full text of the resolutions to be proposed are as follows:
“RESOLVED, as an ordinary resolution, that Eran Broshy be appointed as a director of the Company, to hold office as a Class I Director in accordance with the amended and restated memorandum and articles of association of the Company.”

“RESOLVED, as an ordinary resolution, that Laurie Smaldone Alsup be appointed as a director of the Company, to hold office as a Class I Director in accordance with the amended and restated memorandum and articles of association of the Company.”
“RESOLVED, as an ordinary resolution, that Burton G. Malkiel be appointed as a director of the Company, to hold office as a Class I Director in accordance with the amended and restated memorandum and articles of association of the Company.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I NOMINEES NAMED ABOVE.

PROPOSAL TWO:
ADVISORY VOTE REGARDING RATIFICATION OF THE APPOINTMENT OF
DEEPIKA R. PAKIANATHAN TO SERVE AS A CLASS III MEMBER OF THE BOARD OF DIRECTORS
General
As further described in our 8-K filed January 30, 2020 and the proxy statement for the 2020 annual general meeting of shareholders, a Class III director chose not to stand for reelection at the Annual Meeting and we left the seat vacant while the nominating and corporate governance committee searched for a suitable replacement.
As further described in our 8-K filed July 6, 2020, on July 1, 2020, Deepika R. Pakianathan, Ph.D. was appointed by our board of directors to serve as a Class III member of the board of directors. Our board of directors determined that Dr. Pakianathan is independent within the meaning of the independent director standards of the Securities and Exchange Commission and The Nasdaq Stock Market LLC (“Nasdaq”). The Board of Directors appointed Dr. Pakianathan to the Audit Committee and the Science and Technology Committee of the Board of Directors. The term of office of Dr. Pakianathan will continue until her term expires in 2023, and until her successor has been duly elected and qualified or until her earlier death, resignation or removal.
Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors created by death or resignation of a director and any director appointed by our board of directors shall hold office for the remaining term of the class of director to which he or she is appointed and shall then be eligible for re-election. Notwithstanding the foregoing, we are asking shareholders to ratify, on an advisory basis, the appointment of Dr. Pakianathan. As described in the biographical information set forth above under “Proposal One: Election of Directors — Information Regarding the Nominees and Other Directors” Dr. Pakianathan has scientific experience, experience as a board member of multiple biotechnology companies, knowledge of our industry and knowledge of financial and financing matters, all of which contributed to our board’s conclusion that she should serve as a director.
This proposal to ratify the appointment of Dr. Pakianathan as a director is advisory, and therefore not binding on our board of directors. Our board of directors values the opinions of our shareholders, however, and will carefully review and consider the voting results when evaluating our appointment of directors to our board of directors.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the appointment of Deepika R. Pakianathan, Ph.D. as a director of the Company, to hold office as a Class III Director in accordance with the amended and restated memorandum and articles of association of the Company be confirmed, ratified and approved in all respects.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF DEEPIKA R. PAKIANATHAN TO SERVE AS A CLASS III MEMBER OF THE BOARD OF DIRECTORS.

PROPOSAL THREE:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2021.
Notwithstanding its selection and even if our shareholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Theravance Biopharma and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. Our audit committee is submitting the selection of Ernst & Young LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will attend the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.
Principal Accounting Fees and ServicesThe following table sets forth all fees for invoices received or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2019 and 2020.
	Year Ended December 31
	2020	2019
	(in thousands)	(in thousands)
Audit Fees(1)	$1,602	$1,567
Audit-Related Fees	—	—
Tax Fees(2)	927	628
All Other Fees(3)	1	4
Total Fees	$2,530	$2,199

(1)
For the years ended December 31, 2019 and 2020, this category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings for which only the independent registered public accounting firm can reasonably be expected to provide.

(2)
For the years ended December 31, 2019 and 2020, this category represents fees related to tax consulting and planning services.

(3)
For the years ended December 31, 2019 and 2020, this category represents subscription fees for online research tools.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the Securities Exchange Act, applicable SEC rules and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 be confirmed, ratified and approved in all respects.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE
Code of Business Conduct
Our board of directors has adopted a code of business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of business conduct is posted on the Investor Relations portion of our website at www.theravance.com. We intend to disclose future amendments to, or waiver of, our code of business conduct, at the same location on our website identified above.
Director Independence
Our ordinary shares are listed on The Nasdaq Global Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating/corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Compensation committee members must also satisfy the independence criteria set forth under the Nasdaq rules. In order for a member of a listed company’s compensation committee to be considered independent for purposes of the Nasdaq rules, the listed company’s board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of the independence of each director. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. Based on this review, our board of directors has determined that all of our directors other than Mr. Winningham are “independent” as that term is defined under the Nasdaq for purposes of serving on our board of directors and those committees of our board of directors upon which each such director sits. The independent members of our board of directors hold, and will continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.
Lead Independent Director
Mr. Winningham serves as our chairman of the board of directors and our principal executive officer. Mr. Young serves as our lead independent director. In his role as lead independent director, Mr. Young provides a source of leadership for the board of directors that is complementary to that of Mr. Winningham as chairman of the board of directors and helps to ensure the effective independent functioning of the board of directors in its oversight responsibilities. As the lead independent director, Mr. Young coordinates the activities of the other independent directors, including coordinating with the chairman to determine an appropriate schedule of board of directors and committee meetings, working with the chairman to schedule any special update meetings he may determine would benefit the board of directors, working with the chairman to jointly set and agree upon the agenda for meetings of the board of directors, coordinating with the chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the board of directors’ independent directors, calling any special meetings of the independent directors, serving as the principal liaison between the independent directors and the chairman, coordinating with the General Counsel and Secretary responses to questions and/or concerns from shareholders, employees, or other interested parties, and, in his dual role as lead independent director and chairman of the compensation committee, delivering the results of the chief executive officer’s performance evaluation. Our board believes that the combined role of chairman and chief executive officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company, our board of directors believes that Mr. Winningham’s leadership as both chairman and chief executive officer is appropriate. Our Board of Directors Guidelines on Significant Corporate Governance Issues (“Corporate Governance Guidelines”) are posted on the Investor Relations portion of our website at www.theravance.com.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules for meetings throughout the year and can also hold special meetings and act by written resolutions from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each of our compensation, nominating/corporate governance and audit committees qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investor Relations portion of our website at www.theravance.com.
Audit Committee
The current members of our audit committee are Drs. Malkiel and Pakianathan and Messrs. Broshy and O’Connor, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Dr. Malkiel has served as a member of the committee since October 2013, Mr. Broshy has served since April 2015, Mr. O’Connor has served since October 2015 and Dr. Pakianathan has served since July 2020. Drs. Malkiel and Pakianathan and Messrs. Broshy and O’Connor are each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Dr. Malkiel serves as chair of the audit committee. Our board of directors has determined that Dr. Malkiel qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. During our fiscal year ended December 31, 2020, our audit committee held six meetings.
The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for periodically reviewing financial reporting processes and disclosure controls and processes based on consultation with the Company’s management and independent auditors and counsel and reviewing with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting and the effectiveness of the Company’s disclosure controls and procedures. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.
Compensation Committee
The current members of our compensation committee are Messrs. Young, Broshy and Mitchell, and Dr. Whitesides, each of whom is independent under applicable requirements of Nasdaq. Mr. Young and

Dr. Whitesides have served as members of the committee since October 2013, Mr. Broshy has served as a member of the committee since October 2014 and Mr. Mitchell has served as a member of the committee since July 2020. Mr. Young serves as chair of the compensation committee. The purpose of our compensation committee is to review and approve our overall compensation strategy and policies. Specifically, our compensation committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for our principal executive officer, other executive officers and any key employees for each fiscal year; recommends to our board of directors the compensation of our directors; recommends to our board of directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants options and other equity awards; and administers our equity incentive plans and similar programs. During our fiscal year ended December 31, 2020, our compensation committee held three meetings and acted once by written consent.
Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of our directors. However, he makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and any key employees, and he often participates in the committee’s deliberations about their compensation. Our General Counsel, Chief Financial Officer and our Senior Vice President, Human Resources, also assist our compensation committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors.
During our fiscal year ended December 31, 2020, our compensation committee engaged the services of Frederic W. Cook & Co. (“FW Cook”), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. FW Cook reports directly to the compensation committee. FW Cook does not provide any services to us other than the services provided to the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.
Nominating/Corporate Governance Committee
The current members of our nominating/corporate governance committee are Drs. Malkiel, Molineaux and Smaldone Alsup and Mr. Young, each of whom is a non-employee member of our board of directors and is independent under applicable requirements of Nasdaq. Dr. Molineaux has served as chair of the nominating/corporate governance committee since she joined the committee in February 2018. Dr. Malkiel and Mr. Young have served as members of the committee since October 2013 and Dr. Smaldone Alsup has served as a member of the committee since October 2019. The nominating/corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors, and evaluates the performance of our board of directors and individual directors. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters. During our fiscal year ended December 31, 2020, our nominating/corporate governance committee held four meetings.
Considerations in Evaluating Director Nominees
Our nominating/corporate governance committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full board of directors for selection, as director nominees are as follows:
•
Our nominating/corporate governance committee evaluates the current composition and organization of the board of directors and its committees, determines future requirements and makes recommendations to the board of directors for approval.

•
Our nominating/corporate governance committee evaluates the performance of the board of directors and of individual directors and oversees the board of directors’ performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

•
While our nominating/corporate governance committee has not established specific minimum qualifications for director candidates, in its evaluation of director candidates, including the members of the Board eligible for re-election, our nominating/corporate governance committee considers: (1) the current size and composition of the board of directors and the needs of the board of directors and its committees; (2) such factors as personal integrity, knowledge, skills, expertise, diversity of experience, ability to take independent analytical inquiries, understanding of Theravance Biopharma’s business environment and willingness to devote adequate time and effort to serve as members of the board of directors; (3) relationships between directors and Theravance Biopharma’s customers and suppliers; and (4) such other factors as the committee may consider appropriate.

•
With regard to candidates who are properly recommended by shareholders or by other means, our nominating/corporate governance committee will review the qualifications of any such candidate, which review may, in our nominating/corporate governance committee’s discretion, include interviewing references, direct interviews with the candidate, or other actions our nominating/corporate governance committee deems necessary or proper.

•
Our nominating/corporate governance committee has the authority to retain and terminate any third-party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm. The board of directors (which includes our Chief Executive Officer) has used and may in the future use the services of a third party search firm to help identify, screen, conduct background investigations of, and interview potential director candidates.

•
After completing its review and evaluation of director candidates, our nominating/corporate governance committee selects, or recommends to the full board of directors for selection, the director nominees.

Board Diversity
While we value diversity, our nominating/corporate governance committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity of experience is one of the numerous criteria our nominating/corporate governance committee reviews before recommending a candidate. Our nominating/corporate governance committee believes diversity of experience can come from personal characteristics such as race and gender as well as diversity in background, viewpoints and skills. Our nominating/corporate governance committee and our board of directors is committed to actively seeking highly qualified women and individuals from underrepresented groups to include in the pool from which new candidates are selected.
While our nominating/corporate governance committee is committed to continued focus on and expansion of our board’s diversity, we also believe our current board represents a diversity of expertise, talents, skills, backgrounds, and personal characteristics. Of the 11 directors on our board, three are women. One is a national of, and lives and works in, Ireland. Furthermore, our board members range in age from 56 to 88. Our board of directors also seeks members that have extensive leadership experience, but may seek other members with different backgrounds, based upon the contributions they can make to our company. Currently, our directors all have significant leadership experience and collectively bring expertise and experience in finance, research and development, healthcare, corporate strategy, public company governance, regulatory, drug development and commercialization of pharmaceutical products.
Compensation Committee Interlocks and Insider Participation
As noted above, the compensation committee of our board of directors is currently comprised of Messrs. Young, Broshy and Mitchell, and Dr. Whitesides. None of the members of our compensation committee was at any time during the fiscal year ended December 31, 2020 (or at any other time) an officer or employee of Theravance Biopharma. None of our executive officers serve, or served during our fiscal year ended December 31, 2020, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.
Meetings of the Board of Directors
The full board of directors met nine times during our fiscal year ended December 31, 2020. During our fiscal year ended December 31, 2020 no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period they were a director) and (ii) the total number of meetings held by all committees of the board on which they served (held during the period they were a member).
It is our policy that directors are invited and encouraged to attend our annual general meetings, and all of our directors attended the 2020 Annual Meeting. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.
Shareholder Recommendations for Nominations to the Board of Directors
Our nominating/corporate governance committee reviews shareholder recommendations for candidates to our board of directors in accordance with our Corporate Governance Guidelines and our Shareholder — Director Communications Policy & Procedures. The board of directors’ policy is to consider all bona fide director candidates recommended by shareholders. To recommend a candidate for election to the board of directors, a shareholder must notify the nominating/corporate governance committee by writing to the General Counsel or Secretary of Theravance Biopharma (Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: General Counsel/Secretary) no later than the deadlines set forth in Theravance Biopharma’s proxy statement for the preceding annual general meeting. Such shareholder’s notice must include the following information to be considered: (i) to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act, in which such individual is a nominee for election to the board of directors, including the candidate’s name, age, detailed biographical data and qualifications for serving on our board of directors (including the candidate’s principal occupation or employment), information regarding any relationships between us and the candidate within the last three years and the number of our ordinary shares beneficially owned by the candidate; (ii) the director candidate’s written consent to (A) if selected, be named in Theravance Biopharma’s proxy statement and proxy and (B) if elected, to serve on the board of directors; (iii) a statement from the recommending shareholder in support of the candidate, including a statement regarding the candidate’s satisfaction of the board of directors’ membership criteria set forth in our Corporate Governance Guidelines; and (iv) any other information that such shareholder believes is relevant in considering the director candidate. The shareholder is also advised to provide evidence of the recommending person’s ownership of our shares and the shareholder’s name and address.
Board Oversight of Risk
One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and related procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions.

Director Compensation
The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.
Cash Compensation
Each non-employee member of our board of directors receives an annual retainer of $55,000 per year. Each non-employee member of our board of directors also receives the following meeting fees: (i) $1,000 for each board meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference); (ii) an additional $1,500 for attending in-person board of directors meetings held outside the United States; and (iii) $2,000 for each committee and subsidiary board meeting attended (and $1,000 for scheduled in-person meetings that a board member attends by video or telephone conference). We also pay the following fixed annual retainers to our committee chairpersons and our lead independent director:
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Lead independent director: $25,000;

•
Audit committee chairperson: $20,000;

•
Compensation committee chairperson: $13,000; and

•
Nominating/corporate governance committee chairperson: $10,000.

The Chairperson of our science and technology advisory committee, since April 28, 2020, Laurie Smaldone Alsup, also received a retainer in 2020 of $6,731, pro-rated based on her months of service as chairperson in 2020. The total annual retainer for the position is $10,000.
The members of our board of directors are eligible of reimbursement for their expenses incurred in attending board meetings in accordance with our policies.
Equity Compensation
Each of our non-employee directors is also compensated with periodic automatic grants of equity awards under a program implemented under our 2013 Equity Incentive Plan. These grants are non-discretionary, and only our non-employee directors are eligible to receive these automatic grants.
Under our automatic grant program, each individual who first becomes a non-employee director will, on the date such individual joins our board of directors, automatically be granted a one-time nonstatutory share option grant covering 12,000 ordinary shares. These initial option grants vest monthly over the director’s first two years of service. In addition, on the date of joining our board of directors, a new non-employee director will also receive the standard annual equity awards (if joining on the date of our annual general meeting) or pro-rated annual equity awards (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual general meeting.
Annually (if applicable, upon his or her re-election to our board of directors at the annual general meeting), each non-employee director is automatically granted the following equity awards: (i) a grant of restricted share units (“RSUs”) covering ordinary shares with a grant date value of $200,000 and (ii) a nonstatutory share option grant covering 6,000 ordinary shares. These RSUs vest in full on the earlier of the one-year anniversary of the date of grant or the next annual general meeting, subject to continued service through such date. The share options vest monthly over one year of service.
All automatic equity awards vest in full if we are subject to a change in control or the board member dies or becomes disabled while in service. Each share option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our ordinary shares on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director’s service other than for cause. Each RSU granted pursuant to the automatic grant program will be settled by issuing our ordinary shares upon vesting and includes cash dividend equivalent rights in the event we pay any cash dividends to shareholders while the award is outstanding.

In addition to the automatic equity awards described above, directors are also eligible to receive other equity awards under our 2013 Equity Incentive Plan.
2020 Director Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during 2020, other than a director who also served as a named executive officer.
Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
(a)	(b)	(c)	(d)	(h)
Eran Broshy	89,500.00	199,979	83,619	373,098.00
Robert V. Gunderson, Jr.	65,500.00	199,979	83,619	349,098.00
Burton G. Malkiel, Ph.D.	107,500.00	199,979	83,619	391,098.00
Dean J. Mitchell	85,500.00	199,979	83,619	369,098.00
Susan Molineaux, Ph.D.	78,500.00	199,979	83,619	362,098.00
Donal O’Connor	85,500.00	199,979	83,619	369,098.00
Deepika R. Pakianathan, Ph.D.	46,500.00	166,664	164,361	377,525.00
Peter S. Ringrose, Ph.D.(5)	25,750.00	0	0	25,750.00
Laurie Smaldone Alsup, M.D.	82,230.77	199,979	83,619	365,828.77
George M. Whitesides, Ph.D.	68,500.00	199,979	83,619	352,098.00
William D. Young	113,500.00	199,979	83,619	397,098.00

(1)
Includes the annual retainers paid to each director for service in 2020, as well as fees for attendance at board of director and committee meetings in 2020.

(2)
The amounts in these columns represent the aggregate grant date fair value of share awards and option awards granted to the director during 2020 computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 26, 2021 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2020, (i) Dr. Pakianathan held outstanding, unvested RSUs under which 8,067 ordinary shares were issuable, (ii) Dr. Ringrose held no outstanding, unvested RSUs and (iii) each of the remaining above listed directors held outstanding, unvested RSUs under which 6,635 ordinary shares were issuable.

(4)
As of December 31, 2020, the above-listed directors held outstanding options to purchase the following number of our ordinary shares: Mr. Broshy (42,000); Mr. Gunderson (42,000); Dr. Malkiel (42,000); Mr. Mitchell (42,000); Dr. Molineaux (30,000); Mr. O’Connor (30,000); Dr. Pakianathan (17,000); Dr. Ringrose (36,000); Dr. Smaldone Alsup (31,500); Dr. Whitesides (42,000); and Mr. Young (42,000). As of December 31, 2020, certain of the above-listed directors also held outstanding options to purchase the following number of shares of Innoviva, Inc.’s (“Innoviva”) common stock: Mr. Gunderson (22,755); Dr. Malkiel (22,755); Dr. Ringrose (22,755); Dr. Whitesides (22,755); and Mr. Young (22,755). The Innoviva options held by our non-employee directors are fully vested, but, in connection with our spin-off from Innoviva in 2014, they were amended to remain outstanding based on service on our board of directors.

(5)
Dr. Ringrose did not stand for reelection at our 2020 Annual General Meeting of Shareholders.

Non-Employee Director Share Ownership Guidelines
Effective January 1, 2018, our board of directors adopted share ownership guidelines for our non-employee directors. Pursuant to these guidelines, beginning on the later of January 1, 2023 or after five years of service, non-employee directors are expected to hold shares (including vested and unvested RSUs) with a value equal to at least five times their annual base cash retainer.

Hedging Policy Disclosure
Pursuant to our insider trading policy, all our directors, officers, employees and agents (such as consultants and independent contractors) as well as the members of their immediate family, persons with whom they share a household, persons that are their economic dependents and any other individuals or entities whose transactions in securities they influence, direct or control are prohibited from engaging in transactions in publicly traded options on our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market. Although our Insider Trading Policy requires that all such individuals receive permission from one of our senior legal officers before entering into any hedging or monetization transactions, we have not and do not intend to in the future approve any such transactions. The full text of our insider trading policy is posted on the Investor Relations portion of our website at www.theravance.com.
Shareholder Communications with the Board of Directors
Shareholders interested in communicating with the board of directors or a particular director should send correspondence to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the shareholder as it appears on our books and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares, and (ii) the number of ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Shareholder — Director Communications Policy & Procedures, the Secretary has been instructed, in his discretion, to screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the board of directors or a particular director, as appropriate.

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of March 1, 2021:
Name	Age	Position(s)
Rick E Winningham	61	Chief Executive Officer and Chairman of the Board
Ann B. Brady	54	President, Theravance Biopharma Ireland Limited
Richard A. Graham	47	Senior Vice President, Development
Brett K. Haumann	51	Senior Vice President, Chief Medical Officer
Andrew A. Hindman	48	Senior Vice President and Chief Financial Officer
Frank Pasqualone	65	Senior Vice President and Chief Commercial Operations Officer
Kenneth R. Pitzer	57	Senior Vice President, Product Strategy and Commercial Planning
Vijay Sabesan	48	Senior Vice President, Technical Operations
Bradford J. Shafer	60	Executive Vice President, General Counsel and Secretary
Philip D. Worboys	51	Senior Vice President, Research and Translational Science
Rick E Winningham.   See biographical information set forth above under “Proposal One: Election of Directors — Information Regarding the Nominees and Other Directors.”
Ann B. Brady, Ph.D., joined Theravance Biopharma in April 2016 as President, Theravance Biopharma Ireland Limited, a subsidiary of Theravance Biopharma, Inc., where she is responsible for the leadership and growth of the Company’s operation based in Dublin, Ireland. In addition, Dr. Brady leads the company’s Global Alliance Management activities with responsibility for Theravance Biopharma’s portfolio of strategic partnerships. Prior to joining Theravance Biopharma, Dr. Brady served as Vice President, Alliance Management & New Market Development at Shire, plc where from 2007-2014 she led the expansion of Shire’s business in Europe, Asia and Latin America via the establishment of local operating companies and the formation of strategic alliances. She also served as Executive Director on the Board of Shire Pharmaceuticals Ireland, Ltd. from December 2007 until March 2014. Dr. Brady began her career at Elan Corporation, plc and served in broad ranging roles of increasing responsibility across R&D, Operations, Commercial Management and Corporate Development, including Vice President, Business Development, during her 15 year tenure. She also serves as a Non-Executive Director on the Board of an early stage, privately held biopharmaceutical company, Avectas Ltd. Dr. Brady holds a BA (Mod) and PhD in Chemistry from Trinity College, Dublin and is a Chartered Director (C Dir) of The Institute of Directors.
Richard A. Graham, Ph.D., was appointed Senior Vice President, Development in August 2020, where he is responsible for leading the progression of late-stage clinical assets through regulatory filing and approval. Since joining Theravance Biopharma, Dr. Graham has served as Vice President of Clinical Pharmacology, and more recently, as Vice President of Clinical Development. Prior to joining Theravance Biopharma, Dr. Graham spent five years at GlaxoSmithKline working in the area of Drug Metabolism and Pharmacokinetics, seven years at Genentech/Roche as a clinical pharmacologist and Global Development Team Leader, and one year at Onyx Pharmaceuticals where he headed Translational Medicine. In his nearly 20-year career, he worked across all stages of drug development and all major therapeutic areas. Dr. Graham is a member of the board of directors of TruLab Inc., a private software company. Dr. Graham received his Bachelor’s and Master’s degree in Biochemistry from Iowa State University and his Doctorate of Philosophy degree in Pharmaceutical Sciences from The University of North Carolina at Chapel Hill.
Brett K. Haumann, M.D., joined Theravance Biopharma in June 2014 in connection with our spin-off from Innoviva, after joining Innoviva as Vice President, Clinical Development, in October 2013. He became Vice President, Clinical Development and Operations of Innoviva in March 2014 and became Senior Vice President, Clinical Development at Theravance Biopharma in December 2014, Senior Vice President, Clinical Development and Chief Medical Officer in January 2016 and Senior Vice President, Chief Medical Officer in August 2020. Dr. Haumann served as Chief Medical Officer at, and on the board of directors of Circassia Limited, a biopharmaceutical company from September 2012 to June 2013 and on the board of directors of Reacta Biotech LTD from June 2014 to November 2016. He was a member of the board of directors of Aimmune Therapeutics, Inc. from October 2018 to October 2020. Dr. Haumann held senior positions at

GlaxoSmithKline, including Medicines Development Leader and Vice President Clinical Development, until August 2012. Dr. Haumann has more than 20 years of experience in the discovery and development of pulmonary and allergy medicines. Dr. Haumann completed his M.D. at the University of Witwatersrand Medical School, South Africa and holds an M.B.A. from Open University, United Kingdom. In March 2021, Dr. Haumann informed us that he was resigning from Theravance Biopharma effective April 5, 2021 for reasons unrelated to the company.
Andrew A. Hindman joined Theravance Biopharma in June 2019 as Senior Vice President and Chief Financial Officer. Prior to Theravance Biopharma, Mr. Hindman held several senior executive level positions in the biopharmaceutical industry, most recently as Chief Business Officer of Acorda Therapeutics since March 2018 and prior to that role he served as their Chief Business Development Officer from May 2014 to March 2018. Before joining Acorda, from April 2011 to January 2014, Mr. Hindman served as President, Chief Executive Officer and member of the board of Tobira Therapeutics, a privately-held biotechnology company that was acquired by Allergan in 2016. Prior thereto, Mr. Hindman held senior corporate development and commercial operating positions, including from 2010 to 2011 at Nodality, Inc., from 2008 to 2010 at Onyx Pharmaceuticals, Inc., and from 1998 to 2008 at Gilead Sciences, Inc. Prior to his operating roles, Mr. Hindman was a member of the Healthcare Investment Banking Group at J.P. Morgan. Mr. Hindman holds a B.A. in Economics and MB&B (molecular biology and biochemistry) from Wesleyan University where he graduated Phi Beta Kappa with High Honors (Economics), and an executive M.B.A. from Columbia University and the University of California, Berkeley, Haas School of Business.
Frank Pasqualone has served as our Senior Vice President, Chief Business Officer since November 2020 and joined Theravance Biopharma as Senior Vice President, Operations in June 2014 in connection with our spin- off from Innoviva. Prior to the spin- off, Mr. Pasqualone held the position of Senior Vice President, Operations at Innoviva since January 2014. From 2010 to 2012, he served as President of Intercontinental Region: Latin America, Middle East and Africa and also as President of Southern Europe from 2009 to 2010, at Bristol- Myers Squibb (BMS). Over a 25- year period with BMS, Mr. Pasqualone held senior management positions in the U.S. and globally. In the U.S., he was responsible for the Oncology/Virology business and led the marketing group in the Diabetes business. Since leaving Bristol- Myers Squibb and prior to joining Theravance, Mr. Pasqualone was self- employed as a part- time consultant. Mr. Pasqualone holds an M.B.A. from University of Dayton and a B.S. in Marketing from Bowling Green State University in Ohio.
Kenneth R. Pitzer, D.V.M., has served as our Senior Vice President, Product Strategy and Commercial Planning since March 2016. Previously, Dr. Pitzer was Vice President, Strategic and Commercial Planning since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, Strategic and Commercial Planning since January 2008. Dr. Pitzer joined Innoviva in 2002 as Director, New Product Planning, and held various positions in the Commercial Development Department before being promoted to Vice President, Strategic and Commercial Planning in January 2008. Prior to joining Innoviva Dr. Pitzer worked at Lederle Laboratories, a pharmaceutical manufacturing company, as Marketing Manager from 1989 to 1995 and then at Cygnus, Inc., a biopharmaceutical company, from 1995 until 2002, ultimately serving as the Vice President of Product Management. Dr. Pitzer earned a Doctor of Veterinary Medicine degree from The Ohio State University in 1987 and an M.B.A. from Carnegie-Mellon University in 1989.
Vijay Sabesan has served as our Senior Vice President of Technical Operations since February 2019, prior to which he served as Vice President of Technical Operations since February 2017 and Vice President of Process R&D since February 2016. He joined the company in June 2014 in from Innoviva as Senior Director of Process R&D. With Innoviva from 2004 to June 2014, he held various positions, ultimately serving as the Senior Director of Process R&D. Prior to joining Innoviva, Mr. Sabesan worked in the chemical process development group at Schering-Plough Research Institute from 1997 to 2004. Mr. Sabesan has a B.Tech. in Chemical Engineering from the Indian Institute of Technology, Madras, and an M.S. in Chemical Engineering from Rutgers University.
Bradford J. Shafer has served as our Executive Vice President, General Counsel since March 2016 and our Secretary since November 2014. Previously, he was our Senior Vice President, General Counsel since September 2014. Prior to joining Theravance Biopharma, Mr. Shafer served as Senior Vice President, General Counsel and Secretary at Innoviva, since August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a medical device company. From 1993 to 1996, Mr. Shafer was a partner in the Business and

Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.
Philip D. Worboys, Ph.D., has served as our Senior Vice President, Research and Translational Science since March 2016, where is he responsible for leading the progression of drug candidates from the discovery stage into human clinical studies, including clinical pharmacology and biomarker development as well as project management. Previously, Dr. Worboys was Vice President, Drug Metabolism and Pharmacokinetics (DMPK) since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, DMPK since November 2008. Prior to joining Innoviva, he served as Senior Director, DMPK at Roche Bioscience, Inc. since 2005. Dr. Worboys was an Associate Director, DMPK at Pharmacia Corporation from 2001 until its acquisition by Pfizer, Inc. and was Senior Director, DMPK at Pfizer, Inc. from 2003 to 2005. He spent the first part of his career in DMPK, at Merck Sharp & Dohme in Harlow, United Kingdom, and worked in various capacities at Aventis, Unilever and GlaxoSmithKline prior to that. Dr. Worboys obtained his Ph.D. degree in Pharmaceutics from Manchester University, United Kingdom. He holds a B.Sc. degree in Biochemistry from Imperial College of Science, Technology & Medicine at the University of London.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.
Executive Summary
We are a biopharmaceutical company that operates in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of the executive officers and other employees are critical factors affecting our long-term shareholder value. In addition, the demand for highly effective executive management in our field is extremely high, which factors into our compensation committee’s assessment of our executive compensation. Our goal is to maintain a compensation program that will fairly compensate employees while attracting and retaining highly qualified employees, motivating their performance and rewarding the achievement of key corporate goals. We also aim to align employees’ long-term interests with those of our shareholders.
Our portfolio spans a number of therapeutic areas and includes products in every stage of development from investigation and discovery, through early-, mid- and late-stage clinical trials, to a marketed commercial product. It is important that our named executive officers understand the tactical and strategic elements of every program in our portfolio while the program progresses from research to development to commercialization and life cycle management. The breadth and depth of our portfolio requires current knowledge of, and facility with, complex issues encompassing not only the science behind drug discovery, development, formulation and manufacturing, but also patient needs, prescriber concerns and priorities, institutional dynamics, the insurance reimbursement landscape, as well as the priorities, plans, strengths and weaknesses of our competitors and potential partners. Our named executive officers must work in an integrated manner to maximize the value of each program, whether the program is wholly owned by Theravance Biopharma or rights and responsibilities are shared with a partner, and to enable our research organization to discover and develop impactful new therapies. They must value collaboration, communication, transparency, and be committed to our mission of creating medicines that improve the lives of patients living with serious disease. In short, our executive team must be highly skilled to deliver on our priorities. We believe we have assembled a team with this important balance of expertise and qualities and that they work together for all stakeholders, including the patients we are working to serve, our investors and our employees. Executives with the skills, qualities and experience the members of our executive team possess are highly valued and highly sought after, making enduring retention of our executive team a key priority of our compensation committee and board that is reflected in our compensation philosophy and programs.
2020 Corporate Highlights
Despite the delays and disruption caused by the COVID-19 pandemic, 2020 was a successful year in terms of progress as our key programs advanced towards important milestones.
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YUPELRI Sales Growth.   In the second full year since its commercial launch in the first quarter of 2019, YUPELRI continued to experience solid net sales growth in 2020. Through the combined commercialization efforts with our partner Viatris Inc. (formerly, Mylan N.V.), our collaboration revenue related to YUPELRI increased by 221% in 2020 compared to 2019. While the COVID-19 pandemic impacted YUPELRI’s sales growth trajectory in 2020, we saw sales growth recover in the second half of the year, and we continue to be encouraged by market feedback and performance indicators.

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Progression of Late-Stage Studies of Ampreloxetine and Izencitinib.

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Ampreloxetine continued to progress in two Phase 3 studies, one designed to assess treatment benefit over four weeks and the other to assess durability of response in participants with neurogenic orthostatic hypotension (“nOH”). To address the challenges presented by COVID-19, we modified our Phase 3 program to allow for a decentralized approach for treating patients in the trial.
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Izencitinib (formerly known as TD-1473), which is partnered with Janssen, continued to progress in a Phase 2b/3 study in ulcerative colitis and a Phase 2 study in Crohn’s disease.

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Positive Phase 1 Data and Clinical Progression of TD-0903.   TD-0903 is a lung-selective, nebulized Janus kinase inhibitor (“JAKi”) in development for the potential treatment of hospitalized patients with Acute Lung Injury caused by COVID-19. We dosed our first patient in a Phase 1 study in April 2020 and results from that study in healthy volunteers showed a favorable safety and tolerability profile across the full range of nebulized doses and low systemic levels of TD-0903 in the systemic circulation, consistent with the lung-selective design. Data from Phase 1 provided confidence to continue dosing patients in a Phase 2 study.

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Advancement of TD-5202 into the Clinic.   TD-5202, which is partnered with Janssen, continued to progress in the clinic. In February 2020, we announced that data from a Phase 1 study indicated that TD-5202 was generally well tolerated as a single oral dose up to 2000 milligrams and as a twice-daily oral dose up 2000 milligrams total per day given for ten consecutive days in healthy subjects.

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Financing.   We successfully closed on two financing transactions during the first quarter of 2020. In February 2020, we closed on an offering of 5,500,000 ordinary shares at a price to the public of $27.00 per share raising $148.5 million, before deducting underwriting discounts and commissions and estimated offering expenses. Also, in February 2020, we closed on a private placement of $400.0 million of non-recourse Triple II 9.5% fixed rate term notes. The notes are secured by a portion of the future payments we expect to receive related to royalties due on net sales of TRELEGY. We used a portion of the net proceeds from this transaction to repay in full the remaining outstanding balance of the $250.0 million Triple PhaRMASM 9.0% fixed rate term notes due 2033. We are using the remainder of the net proceeds from both transactions to support continued execution of our key development programs.

Compensation Philosophy and Objectives
In order to attract, retain and incentivize our named executive officers, our compensation philosophy is to provide a competitive pay package with significant upside potential. In addition, we emphasize long-term equity compensation over annual cash compensation to align our compensation with the long-term nature of the drug development and commercialization cycle. We also strive to design officer compensation to reward annual goal achievement and increased shareholder value, while keeping focus on and providing potential reward for achievement of multi-year goals that we believe will create significant value for our shareholders over time. We believe that successful execution against the goals we set is the best way to enhance enduring shareholder value. Accordingly, our annual cash incentives are tied to achievement of corporate operating, drug development and commercialization goals and we work to ensure that officers have meaningful share-holdings, including unvested shares and shares that vest over multiple years.
The difficulty of achieving our goals in the time frames specified, as well as the high level of drug development and leadership experience of the officer team, motivates our compensation philosophy and the emphasis on longer-term compensation. Our operating goals generally relate to the successful discovery, development, regulatory approval and commercialization of our compounds, as well as the identification and execution of strong strategic partnerships. The business of discovering novel compounds and developing them as potential medicines is risky, the current regulatory environment for new drug approvals is uncertain and the field is highly competitive. Once a compound is approved for sale, then successful commercialization is challenging, with not only physicians and patients but also third-party payors influencing success. In addition, we set operating goals that must be achieved in a relatively short time-frame to earn incentives. We typically set more goals than we reasonably believe we can accomplish in a given time frame in order to drive the leadership team’s performance and set a tone of high achievement.
Corporate Governance Policies
Our executive officers are subject to share ownership guidelines. The share ownership guidelines require each of our executive officers to own shares equal in value to a multiple of six times the base salary for the CEO and two times the base salary for our other executive officers. Ownership requirements may be met by shares and restricted share units, whether or not vested, and exclude shares still subject to a performance requirement. Executive officers are required to be in compliance with these guidelines by January 1, 2023, or, if later, by the five-year anniversary of their becoming an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer is in compliance, he or she will be expected to hold 50% of our after-tax shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards.
Compensation Committee
The compensation committee of our board of directors is comprised of four non-employee members of the board of directors. The compensation committee’s basic responsibility is to review the performance of our management relative to achievement of corporate objectives and to ensure that the named executive officers and other members of senior management are compensated in a manner consistent with competitive practice. In fulfilling this responsibility, the compensation committee reviews the performance of each named executive officer at least once each year, and generally twice per year. The CEO, as the manager of the executive team, assesses the executives’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and annual replenishment equity award for each member of the executive team, other than himself. The compensation committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the CEO’s contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award for him.
The compensation committee reviews the named executive officers’ compensation when we provide the compensation committee with compensation summaries for each executive officer at the beginning of each year. The information in these summaries is used by the compensation committee to assist with analyzing existing compensation and any proposed changes in compensation for each named executive officer. The summaries include market data, information regarding the accumulated value of unvested equity ownership, how much is unvested, and the amount of potential value earnable under various share price scenarios.
The summaries help the compensation committee to track changes in an officer’s total direct compensation from year to year and to remain aware of the compensation historically paid to each named executive officer. In addition to the information and analyses supplied to the compensation committee as described above and in the peer group segment below, members of management support the compensation committee in its work from time to time and the compensation committee’s independent executive compensation consultant provides compensation analyses, in each case, at the compensation committee’s request.
Advisory Vote on Executive Compensation
Our most recent advisory vote on named executive officer compensation took place at our 2020 annual meeting of shareholders. Of the votes cast by our shareholders at the meeting, over 99% voted “For” a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. Our compensation committee reviewed the results of the 2020 advisory vote and viewed the high level of shareholder support as an affirmation of our compensation policies. As a result, our compensation committee concluded that no revisions were necessary to our named executive officer compensation program or philosophy.
At our 2017 annual meeting of shareholders, our shareholders also approved holding a vote on executive compensation every three years. As a result, our shareholders will be asked to cast a non-binding advisory vote on executive compensation again at our annual meeting in 2023.
Compensation Consultant
The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee. In accordance with this authority and as described in the “Corporate Governance — Board Committees — Compensation Committee” section beginning on page 22, the compensation committee confers from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. (“FW Cook”). FW Cook is retained by and reports directly to the compensation committee and its role is to assist and advise the compensation committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the compensation committee and with the advance knowledge and approval of the chairman of the compensation committee. The compensation committee has the sole authority to retain and dismiss its outside compensation consultants.
Peer Group
The peer group used to evaluate 2020 compensation decisions was established in August 2019, taking into account the advice of FW Cook. The peer selection process focused on aligning our peer group with our market capitalization, highlighting companies with market capitalization between 0.4x and 4x our market capitalization. This resulted in a targeted range for market capitalization of $0.5 billion to $4.8 billion in light of our $1.2 billion market capitalization at the time. An additional peer company, Bluebird Bio, was also included despite its larger market capitalization of $8.4 billion, because we view it as a comparable company to ours and a direct competitor for talent. The resulting peer group consisting of the following twenty-one companies:
Peer Group
Agios Pharmaceuticals	Heron Therapeutics
Amarin	ImmunoGen
Arena Pharmaceuticals	Ironwood Pharmaceuticals
Bluebird Bio	Portola Pharmaceuticals
Corcept Therapeutics	Prothena
CytomX Therapeutics	PTC Therapeutics
Eagle Pharmaceuticals	Radius Health
FibroGen	Retrophin
Five Prime Therapeutics	Ultragenyx Pharmaceutical
Global Blood Therapeutics	Zogenix
Halozyme Therapeutics
We operate in an intensely competitive labor market in which talented employees typically have many alternatives and it is relatively easy to change jobs. In order to ensure we remain competitive in the market to hire and retain employees, our CEO and compensation committee review data about the compensation of similar officers at the peer group companies when making compensation-related decisions. The company’s view is that compensation should generally be at least at the median of the peer data, which are used as a reference point without targeting a particular benchmark. Compensation decisions are informed by factors specific to our company and the individual named executive officers. For example, we believe that our portfolio of research and development programs, which currently includes multiple compounds in clinical development for the treatment of multiple disease states, and our marketing of an approved product with our partner Viatris (formerly Mylan), is generally broader than those of companies in our peer group, which requires a broader range of skills and expertise from our officers and in turn affects our compensation decisions to attract and retain them.
Principal Elements of Compensation
Base Salaries
Base salaries are set to reflect compensation commensurate with the individual’s current position, work experience and contribution. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other named executive officers is determined based on the underlying scope of their respective responsibilities, their personal experience working at innovative drug discovery companies, and takes into account competitive market compensation data as a reference point. We review base salaries for the named executive officers annually, generally in the first quarter of each year. The CEO proposes salary adjustments to the compensation committee (other than for himself) based on any changes in competitive market salaries, individual performance and/or changes in job duties and responsibilities. The compensation committee then determines any salary adjustment applicable to each of the named executive officers.
In February 2020, our compensation committee approved the following base salary increases for our named executive officers, which the compensation committee understood averaged slightly below the salary increase budgets at similar companies:
Name	Increase in Annual Base Salary
Rick E Winningham	3.0%
Andrew A. Hindman	2.4%
Brett K. Haumann	2.0%
Vijay Sabesan	3.5%
Bradford J. Shafer	3.5%
The reference amount the compensation committee allocated for employee merit increases was generally 3.5%. Mr. Winningham and Dr. Haumann each received a smaller salary increase, which was based on the compensation committee’s assessment of their performance in 2019 in areas in which they were responsible. Mr. Hindman’s 2020 merit increase was adjusted to reflect his start date in mid-2019.
Annual Cash Incentive Compensation
Our named executive officers are eligible for annual cash incentives under our company-wide bonus program which is designed to reward the achievement of key corporate goals established by our board of directors at the beginning of the year and which we believe should increase shareholder value over time, as well as individual performance.
Each named executive officer has a target bonus stated as a percentage of annual base salary for the year. For 2020, target bonus percentages were 50% of annual base salary for the year for executive and senior vice presidents and 60% of annual base salary for the year for our CEO, which reflects no changes from 2019 target bonus percentages.
The corporate goals applicable to the annual bonus program are established by our full board of directors at the beginning of the year as part of our annual business plan and communicated to employees. For 2020, the goals were grouped into four distinct categories, which were weighted based on the compensation committee’s assessment of their relative importance to the creation of long-term shareholder value. Each category is eligible for a score of up to 200% of the assigned weighting, at the discretion of our compensation committee. The individual goals within each category are not weighted in order to provide the compensation committee with the flexibility to determine the importance of individual goals based on a variety of factors, which include actual results, changing business conditions throughout the year and operating challenges that were not reasonably foreseeable at the time the goals were established.
After determining the size of the company-wide bonus pool, a named executive officer’s individual bonus may be increased or decreased based on a subjective assessment of individual performance, up to a maximum bonus of 200% of target. While individual bonuses may be adjusted based on performance, the overall size of the bonus pool may not exceed the amount funded based on the corporate performance score.
Consistent with prior years, our board and compensation committee adopted the original 2020 key corporate goals in the first quarter of 2020, shortly before the impact of the COVID-19 pandemic and the related actions by governments around the world to attempt to contain the spread of the virus. The COVID-19 pandemic presented a substantial public health and economic challenge around the world and our board and compensation committee knew it would impact our employees, clinical trial sites, suppliers, business partners and business operations and understood that its repercussions would depend on future developments that were highly uncertain and outside our control, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or address its impact, and how quickly and to what extent normal economic and operating activities might resume.
Throughout the Spring, we continued to assess the potential impact of the COVID-19 pandemic on our business and operations, including sales, expenses, manufacturing and clinical trials. It was not possible to know how quickly and to what extent normal economic and operating activities might resume and, despite the numerous measures taken by us, there remained significant internal and external uncertainties. In light of these unprecedented events, we used our judgment to re-examine and focus on the key long-term goals and objectives and mission-critical activities.
By June 2020, the pandemic had caused us to change our plans in a number of areas, sometimes by choice, sometimes by necessity and some of the goals we had set a few months earlier were obsolete, while new opportunities presented themselves. The compensation committee believed it was important to have goals and objectives to maximize their ability to drive performance and minimize discretion. The compensation committee determined that the key corporate goals should reflect the goals and activities that management, employees and partners were actually striving for in a year that was drastically reshaped by the pandemic and goals that could be reasonably achieved during the pandemic-limited year. Specific business and goal changes included:
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Our Development, Research and Translational Science priorities changed and we accelerated certain programs into Development.   In response to the dire need for effective COVID-19 treatments, we chose to focus on accelerating development of TD-0903 to treat acute lung injury caused by COVID-19. TD-0903 is our development candidate designed with the goal of suppressing the immune system’s response predominately in the lung and had previously only been under development for lung implant rejection. The choice to develop it as quickly as practicable for acute lung injury caused by COVID-19, however, required delaying other clinical programs that were reflected in our original 2020 corporate goals.

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Our Development and Commercial interactions with healthcare providers and institutions changed as priorities shifted.   Clinical studies and marketing efforts were impacted by a large-scale shift in the priorities of doctors, hospitals and clinics around the world as attention focused on solving the problems presented by the pandemic. We also prioritized the safety of employees, patients and study participants and adherence with governmental and expert guidance, and rapidly shifted away from in-person interactions in our clinical programs and our commercial activities. This shift impacted both the timing of completion of our clinical studies and the sales trajectory for YUPELRI.

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Development.   The focus for our ongoing clinical programs shifted from completion of enrollment to deliberate engagement with sites regarding when and how to recommence safely enrolling patients into the studies, maintaining data integrity despite disruptions to study sites, and reducing participants’ risk of COVID-19 exposure. Further, facilities that had previously been used for our trials were sometimes unavailable for a period of time, as when a number of endoscopy suites, which are necessary for one of our clinical trials, were converted to COVID-19 wards. Other clinical trial sites ceased conducting clinical trials while they focused attention on care for those ill with COVID-19. In addition, the primary patient populations in our trials, and most particularly the multiple system atrophy (MSA) and Parkinson’s patients in our trials of ampreloxetine for the treatment of neurogenic orthostatic hypotension (nOH), were at increased risk as a result of COVID-19 and our teams’ attention shifted to working with regulators, sites and vendors to enable trial participation with fewer in-person visits.

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Commercial.   Our sales and marketing teams shifted to remote interactions, while understanding that COVID-19 is a respiratory pandemic that greatly impacted the practices of some of the prescribers with whom our sales force engages. YUPELRI was launched in 2019 for COPD (a respiratory disease) and, as with many new treatments, the work our commercial team does with prescribers to familiarize them with the drug and provide information about its ideal use is important to enable uptake and maximize the potential value that YUPELRI can bring to the right patients. While there remained an important role for YUPELRI for the treatment of COPD, it needed to be balanced with the priority of responding to the emergency of the pandemic, which may include serious respiratory symptoms. We determined that it was neither possible nor appropriate to attempt to focus the attention of the respiratory doctors with whom we often work on education regarding YUPELRI while they were grappling with a new respiratory virus even though this meant that our sales could be impacted in the near-term. We believed, and continue to believe, this impact would be temporary but would nonetheless eliminate the possibility of achieving the aggressive 2020 sales goals we set prior to the pandemic. Our compensation committee believed that incentivizing our sales team to attempt to meet unachievable sales goals would not be in the best interest of our employees, the company nor the prescribers we engage with and the patients and communities they serve.
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Our corporate priorities for our employees in 2020 shifted.    While retention, development and engagement of our employees has long been a key goal of ours, our compensation committee felt it was appropriate in 2020 to focus employee attention and energy on organizational resilience in light of the significant professional and personal disruption caused by the pandemic to our employees. The compensation committee believed that a transparent and prominent focus on resilience would most effectively and authentically engage our employees and that our goals needed to be responsive to the drastically changed landscape in 2020 rather than to purport to proceed as if this were a typical year.

The compensation committee believes that goals are most effective in driving strong performance when they are not only challenging but also achievable, and that impossible or obsolete goals cannot provide meaningful performance targets and in fact may be highly demoralizing. Under these highly unusual circumstances, the board and compensation committee determined it was appropriate to revise our key corporate goals for 2020 to reflect the dramatic changes caused by the COVID-19 pandemic while at the same time striving to drive employee performance and innovation.
The table below lists the reorganized and revised goals, grouped by category, which were approved by our compensation committee in June 2020, including our compensation committee’s determination of the achievement score (out of a possible 200%) awarded for each category. The goal categories did not change, but the weightings shifted slightly to reflect changes in our focus and expectations for what would be considered full achievement. These modifications reflected the COVID-19 operating environment and its impact on our operations. With respect to the goals in particular, the compensation committee also removed a goal from the Development category (which was replaced with an accelerated goal regarding the COVID-19 development program originally in the Research and Translational Science category) and removed the goal for a Phase 1 research program from the Research and Translational Science category.
Category	2020 Corporate Goals, As Revised in June 2020	Original Weighting	Weighting	Achievement (out of possible 200%)
COMMERCIAL	• YUPELRI® (Revefenacin) Inhalation Solution: Achieve net sales target established by the Board	35%	35%	89%
DEVELOPMENT	• Successful execution and progression of the pivotal Phase 3 Studies of Ampreloxetine	40%	35%	114%
	• Successful execution and progression of clinical studies of TD-1473
	• Successful execution and progression of NINJA phase 2a program
	• Creation, execution and progression of the new COVID-19 development program
RESEARCH AND TRANSLATIONAL SCIENCE	• Nominate one Development Candidate	15%	15%	113%
	• Initiate one new program
CORPORATE	• Achieve year-end cash balance of ~2 years projected burn	10%	15%	113%
	• Complete 1-2 Corporate/Business Development transaction(s), based on business needs
	• Demonstrate organization resilience amongst COVID-19 pandemic (employee retention, engagement, self-care)
	Total:	100%	100%	105%

At the end of the year, our compensation committee reviewed performance against the revised corporate goals and determined the overall score for each category, which determined the size of the bonus pool for all employees. The compensation committee considers information presented by our CEO and Senior Vice President, Human Resources, Organization and Leadership on our company-wide performance against goals and the individual contributions of the named executive officers toward achievement of the goals. The corporate score is the sum of the scores in each category and for 2020 resulted in funding of the bonus pool at 105% of target out of a total possible 200%.
In determining the size of our 2020 bonus pool, the compensation committee made the following determinations:
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COMMERCIAL.   While we did not meet our aggressive internal sales goals, the compensation committee was pleased that YUPELRI achieved profitability on a brand-basis in the second half of 2020 and achieved year-over-year sales growth of 159%; its share of the nebulized COPD market increased to 18.6% through November 2020.

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DEVELOPMENT.   The compensation committee determined the goals in this category were achieved at 114% due to the thoughtful and continued progression of our clinical programs in 2020 despite the significant disruptions caused by the pandemic.

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The compensation committee noted that our clinical teams were able to work with sites in our ampreloxetine and izencitinib studies to open a significant majority of sites for enrollment, while assessing their ability to enroll new participants during the pandemic, and was able to achieve enrollment rates comparable to our pre-pandemic enrollment rates as the year progressed. In addition, for our clinical studies of ampreloxetine, given the ongoing pandemic and the fragility of the patient population, we worked with the U.S. Food and Drug Administration (FDA) and other regulatory agencies to update the protocol for these clinical trials to accommodate a decentralized approach in which patients can participate in the majority of the study from home without needing clinic visits. The compensation committee believes that this infrastructure — leveraging a telemedicine platform and in-home healthcare assessments — leaves the program stronger and more patient-centric than before the pandemic and serves as a good example of how our teams were able meet the challenges posed by the pandemic to emerge even stronger. Finally, the compensation committee was pleased that we completed a Phase 1 trial and initiated a Phase 2 study of TD-0903 for treatment of Acute Lung Injury (ALI) caused by COVID-19, which will provide further insight into the potential of TD-0903 to treat ALI caused by COVID-19 as well as provide valuable data regarding the compound, which could be applied to other indications.

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The compensation committee believed that the development goal was not strongly exceeded, however, since the strong performance in the face of COVID-19 in our ampreloxetine, izencitinib and TD-0903 studies was offset by the mixed trial results in our NINJA program of TD-8236, which did not meet the primary endpoint of the Phase 2a Lung Allergen Challenge study. The compensation committee believes that the Phase 2a Lung Allergen Challenge study was well-designed, successfully conducted and executed by the team and understands that, although the primary endpoint was not met in the Phase 2a study, we continue to evaluate all of the data emerging from the TD-8236 studies to help inform our conclusions and next steps for this research program.

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RESEARCH AND TRANSLATIONAL SCIENCE.   The compensation committee noted that we nominated a new development candidate and initiated a new research program and this goal was achieved at 113%.

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CORPORATE.   The compensation committee determined this goal was achieved at 113%. We are well-capitalized due to financing activities completed in early 2020. We engaged in business development discussions based on our needs and out-licensed a small, early-stage program that we had previously determined not to prioritize for development internally. In addition, the compensation committee believes we successfully demonstrated organizational resilience during the COVID-19 pandemic to date, noting work to enable hybrid remote environments to ensure organizational development and effectiveness, ensuring we maintain overall business continuity, employee engagement, and strategic planning. Finally, the compensation committee was pleased to note that we scored over a 4.0 out of 5.0 on the overall employee survey, which polled factors such as employee support, engagement and commitment to the company.
While the compensation committee determined that the cash bonus pool would be set at 105% of target, it exercised discretion to reduce the bonus payouts for our executives below that level. The compensation committee determined that it would reduce the bonus payouts for executives generally to a 95% of target payout level, which it felt reflected their responsibility for our performance against objectives for the year, although it exercised further discretion to reduce Dr. Haumann’s bonus to reflect a mid-year reorganization of his team. The compensation committee also determined that the bonuses for Messrs. Hindman and Sabesan would not be reduced fully down to 95% of target due to Mr. Hindman’s role in the successful financing activities in 2020 and Mr. Sabesan’s role in ensuring sufficient drug product for us to unexpectedly accelerate TD-0903 into clinical trials for Acute Lung Injury (ALI) caused by COVID-19.
The actual bonuses awarded to our named executive officers are shown in the table below and reflected in the Non-Equity Incentive Compensation column of the “Summary Compensation Table” on page 45:
Name	Title	Cash Bonus ($)	Percentage of Target (%)
Rick E Winningham	Chief Executive Officer	579,646	95
Andrew A. Hindman	Senior Vice President and Chief Financial Officer	265,000	96
Brett K. Haumann	Senior Vice President, Chief Medical Officer	213,320(1)	70
Vijay Sabesan	Senior Vice President, Technical Operations	200,000	98
Bradford J. Shafer	Executive Vice President, General Counsel and Secretary	265,000	95

(1)
Dr. Haumann’s bonus was £157,116 GBP, which has been converted to USD using the average exchange rate on December 31, 2020 of 1.365.

Equity Incentive Compensation
We believe that successful research, development and commercialization of medicines requires excellent functional expertise. However, functional expertise alone will not result in approved medicines, successful customer interactions or a successful company. Our long-term equity incentives seek to support our strategy of attracting employees with excellence and expertise in functional areas (e.g. medicinal chemistry, different disciplines of biology, physical chemistry, process chemistry, clinical science, clinical trial execution, partnering and collaboration, strategic marketing, marketing science and financial planning). Equally as important, our equity incentive plans seek to support an environment of extraordinary teamwork as well as long-term retention of our employees in an intensely competitive environment.
The types of equity compensation comprising the mix of officer compensation consist of: (i) options with time-based vesting, which require the market value of our ordinary shares to increase before they are valuable; (ii) performance-contingent restricted share awards (“RSAs”) or restricted share unit awards (“RSUs”), the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs with time-based vesting. We do not use a targeted cash/equity split to set officer compensation. In 2020, we granted only RSUs with time-based vesting to each of our named executive officers.
Generally, in order to align the officer’s interests with those of our shareholders, a significant option grant is made to a named executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Annual replenishment equity awards generally are considered during the first quarter of each year, and additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances. Options have been used primarily as a hiring incentive, with annual replenishment awards provided in the form of RSUs. Replenishment equity awards are granted annually and generally vest over a four-year period. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance shareholder value over time. Annual replenishment equity award grants to all employees generally are made during the first quarter of each year at a meeting of the compensation committee following annual employee performance reviews. In determining the size of equity awards granted to our named executive officers, our compensation committee considers such matters as it deems appropriate in its discretion, including individual and company performance and recommendations from our CEO. The compensation committee also references guidelines that provide the compensation committee with information about the size of equity awards, both as a percentage of the company and based on grant value, at our peer companies.
In 2016, the compensation committee adopted the special Long-Term Retention and Performance Incentive Program, which is described in detail in our 2017 proxy statement and consisted of (1) 2016 replenishment RSUs twice the size of the guideline replenishment award for the executive officers, with extended five-year vesting and substantially reduced replenishment awards in each of 2017 and 2018; and (2) long term RSAs (or, in the case of Dr. Haumann, as a result of tax-related concerns in his country of residence at the time of grant, RSUs) offering the named executive officers the opportunity to earn higher value over the 2016-2020 timeframe depending on how many key operating goals and objectives are achieved during that five year period (the “Five-Year Performance RSAs”). The Five-Year Performance RSAs vested based on the achievement of critical operating goals and objectives over the 2016-2020 timeframe and continued employment. While the Long-Term Retention and Performance Incentive Program did not impact the annual replenishment awards that were granted to our named executive officers in 2020, the Five-Year Performance RSAs remained outstanding and were eligible to vest through 2020, as further discussed below. In addition, while Mr. Hindman was not employed by us when the Long-Term Retention and Performance Incentive Program was implemented and therefore is not a participant in that program, in connection with his hire in 2019 he was granted 60,000 performance-contingent RSUs with a goal of creating a similar performance incentive.
2020 Annual Replenishment RSUs
2020 replenishment equity awards granted to our named executive officers were set at a level that was slightly above the median as a percentage of the company in comparison to our peers, with the grant value of the awards below the median for our CEO and 3% above the median for all of our named executive officers combined.
The following table shows the number of replenishment RSUs that were granted to each of the named executive officers in the first quarter of 2020, with Mr. Hindman’s replenishment award adjusted to reflect his hire in mid-2019.
Name and Title	2020 RSUs
Rick E Winningham Chief Executive Officer	170,000
Andrew A. Hindman Senior Vice President and Chief Financial Officer	43,550
Brett K. Haumann Senior Vice President and Chief Medical Officer	65,000
Vijay Sabesan Senior Vice President, Technical Operations	65,000
Bradford J. Shafer Executive Vice President, General Counsel and Secretary	65,000
Five-Year Performance RSAs
As described in detail in the “Equity Incentive Compensation” section of our 2017 proxy statement, in 2016 our compensation committee adopted a long term retention and incentive program (the “2016 Long-Term Retention and Incentive Program”), which included the grant to our named executive officers of the Five-Year Performance RSAs. The vesting of the Five-Year Performance RSAs hinged on the achievement of nine pre-specified milestones between 2016 and 2020, as well as continued employment. We believed the goals underlying the Five-Year Performance RSAs were strategically important for us and, if achieved in the manner set forth in the Long-Term Retention and Performance Incentive Program, would increase shareholder value substantially. There were three potential vesting events, upon the achievement of any combination of milestones that added up to at least 10, 15 and 20 achievement points. A complete list of the goals applicable to the Five-Year Performance RSAs is set forth in the “Equity Incentive Compensation” section of our 2017 proxy statement. Prior to 2020, four milestones — for Phase 3 Success, the first successful completion of a business development transaction, First Proof of Concept (LUNAR program) (meaning completion of a Phase 2a study that shows efficacy and tolerability of a compound in the Company’s LUNAR program such that it would be reasonable to progress the compound to the next stage of development) and NDA approval — were achieved, which triggered the first and second vesting events for the Five-Year Performance RSAs and resulting in vesting of 60% of the shares subject to the awards.
In addition, in February 2020, the compensation committee certified achievement of an additional milestone for the second successful completion of a BD transaction based on the December 2019 execution of the License Agreement with Pfizer Inc., which triggered the third vesting event for the Five-Year Performance RSAs and resulted in the final 40% of the shares subject to the awards becoming eligible to vest on February 20, 2021 (subject to the officer’s continued employment through such date). When the Five-Year Performance RSAs were granted in 2016, we intended them to operate over a five-year period to incentivize and reward achievements that we believed would create long-term value for shareholders, provide for long-term retention, and align executives with long-term shareholders. Though the final goal was achieved in late 2019 and certified by the compensation committee in 2020, it did not vest and was not paid to the officers participating in the Long-Term Retention and Performance Incentive Program until February 2021.
2019 Performance-Contingent RSUs Granted to Mr. Hindman
In connection with Mr. Hindman’s commencement of employment with us in 2019, he was granted performance-contingent RSUs for 60,000 ordinary shares, in order to create a performance incentive similar to the Five-Year Performance RSAs granted to our other named executive officers. One-third of the performance-contingent RSUs vested prior to 2020 for the successful completion of a BD Transaction, which was also a milestone that was achieved with respect to the Five-Year Performance RSAs. An additional performance milestone, “achieve additional sell-side analyst coverage,” was certified by the compensation committee in July 2020, and, as a result, an additional one-third of the performance contingent RSUs are eligible to vest on August 20, 2021, which is the one-year anniversary of the next regularly scheduled quarterly Company vesting date following the certification of such milestone. There is one remaining performance milestone applicable to Mr. Hindman’s performance-contingent RSUs, with such performance-contingent RSUs eligible to vest on the one-year anniversary following certification of achievement of the applicable milestone. Achievement is required by June 30, 2022 and Mr. Hindman must remain employed with us through the applicable vesting date. The remaining performance milestone applicable to Mr. Hindman’s performance-contingent RSUs is as follows:
Performance Milestone
Achieve a more diversified shareholder base(1)

(1)
“Achieve a more diversified shareholder base” means a scenario in which the Company’s top five shareholders (aggregating affiliated entities for such purpose) together own a meaningfully lower aggregate percentage of the outstanding ordinary shares of the Company as determined by the compensation committee, with shareholder ownership as measured in the Company’s beneficial ownership of voting securities table in a proxy statement filed by the Company with the SEC or other method suitable to the compensation committee.

Performance-Contingent Cash Award
In addition to the Five-Year Performance RSAs described above, the 2016 Long-Term Retention and Incentive Program adopted by our compensation committee in 2016 included performance-contingent cash awards granted to certain key non-executive employees (the “Performance-Contingent Cash Awards”). These were granted in lieu of the Five-Year Performance RSAs, which were only granted to executive employees. As Mr. Sabesan was a non-executive employee at the time the 2016 Long-Term Retention and

Incentive Program was implemented, when he was selected to participate in the 2016 Long-Term Retention and Incentive Program he was granted Performance-Contingent Cash Awards rather than Five-Year Performance RSAs. The Performance-Contingent Cash Awards were granted with the same structure, performance goals and vesting as Five-Year Performance RSAs, but are paid in cash instead of shares. As a result, the Performance-Contingent Cash Awards had three potential vesting events, upon the achievement of any combination of the nine milestones that added up to at least 10, 15 and 20 achievement points. Cash payments made in connection with the achievement of 15 and 20 points would be made approximately twelve months following (i) appropriate milestone achievement (as certified by the compensation committee) and (ii) on the first regular company (equity) vesting date thereafter, provided that the employee was employed by us through such date. As with the Five-Year Performance RSAs, prior to 2020, four milestones were achieved, which triggered the first and second vesting events for the Performance-Contingent Cash Awards. In February 2020, the compensation committee certified achievement of an additional milestone (as noted above with respect to the Five-Year Performance RSAs for the second successful completion of a BD transaction), resulting in the final payment to Mr. Sabesan pursuant to his Performance-Contingent Cash Award of $560,000 becoming due to him on February 20, 2021 (subject to his continued employment through such date).
Post-Termination Protection
We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business in a highly competitive labor market. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction. No new agreements with our named executive officers covering potential payments upon termination or change-in-control were entered into during 2020, nor were there any amendments to such existing named executive officer agreements.
The change in control severance benefits are structured under a plan instead of individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions. In addition, we believe that the events triggering payment, both the consummation of a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing income protection. A description of our change in control severance plan is in the “Potential Payments Upon Termination or Change-in-Control” section on page 50. For officers who were eligible to participate in the Amended and Restated Change in Control Severance Plan of Innoviva, Inc. (“Innoviva”) prior to our spin-off from Innoviva in 2014 (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), we provide gross-ups for excise taxes potentially due upon a change in control. This provides former Innoviva employees a level of benefits that is at least equal to those they were eligible for prior to our spin-off.
We do not have agreements providing severance in the event of involuntary terminations that do not occur in connection with a change in control with any of our officers except the CEO. Pursuant to the offer letter we entered into with Mr. Winningham to become our CEO, if Mr. Winningham’s service is terminated without cause, he will receive a lump-sum severance payment of 24 months of his current salary plus two times his current target bonus.
Perquisites
We do not provide a non-qualified deferred compensation program or a supplemental executive retirement plan to our named executive officers. We generally do not provide perquisites or other personal benefits to named executive officers that we do not provide to all of our employees.
Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and certain other executive officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1,000,000 limitation for performance-based compensation, including options, meeting certain requirements. Historically some of our named executive officer compensation arrangements were intended to qualify for this exception. The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result of the repeal of the performance-based compensation exemption, Section 162(m) is no longer a significant factor in compensation decisions and compensation paid to our CEO and certain other executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Compensation Committee Report(1)
The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the following members of the compensation committee:
Eran Broshy
Dean J. Mitchell
George M. Whitesides, Ph.D.
William D. Young, Chairman

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Theravance Biopharma under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2020 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” our “principal financial officer” and our next three most highly compensated executive officers (our “named executive officers”) for our fiscal years ended December 31, 2020, 2019 and 2018, as applicable.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Rick E Winningham	2020	1,014,455	—	4,977,600	—	579,646	6,045(4)	6,577,746
Chief Executive Officer	2019	983,710	—	4,469,300	—	473,906	5,496	5,932,411
	2018	956,600	74,767	796,320	—	690,154	5,000	2,522,841
Andrew A. Hindman(5)	2020	551,608	—	1,275,144	—	265,278	5,920	2,097,950
Senior Vice President and	2019	315,000	175,000	847,000	2,204,956	216,000	—	3,757,956
Chief Financial Officer
Brett Haumann(6)	2020	572,569	—	1,903,200	—	213,589	53,267(7)	2,742,625
Senior Vice President,	2019	543,047	—	1,708,850	—	170,000	42,382	2,464,280
Clinical Development and	2018	497,810	34,125	255,960	—	315,000	414,300	1,517,194
Chief Medical Officer
Vijay Sabesan	2020	407,677	—	1,903,200	—	760,326	6,541(8)	3,077,744
Senior Vice President,
Technical Operations
Bradford J. Shafer	2020	556,321	—	1,903,200	—	264,999	6,045(9)	2,730,565
Executive Vice President,	2019	537,403	—	1,708,850	—	215,611	6,983	2,468,848
General Counsel and	2018	518,080	33,770	255,960	—	311,726	5,000	1,124,537
Secretary

(1)
Includes amounts deferred pursuant to our 401(k) plan.

(2)
The amounts in these columns reflect the aggregate grant date fair value of share awards and option awards granted by us, computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the notes to our consolidated financial statements in our Annual Report on Form 10 K filed on February 27, 2020 for a discussion of all assumptions made by us in determining the grant date fair value of such awards. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions.

(3)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our annual cash bonus plan, and which were paid in the first quarter of the following year. For Mr. Sabesan, the amount also includes $560,000 which was earned in 2020 upon the achievement of a performance milestone pursuant to a Performance-Contingent Cash Award granted under the 2016 Long-Term Retention and Incentive Program, and which was paid to him in the first quarter of 2021.

(4)
Consists of (i) $545, which was the value of a gift received at a sales event, plus tax gross-up amounts associated therewith, which was provided for all employees who received a gift at the event; (ii) matching contributions for the 401(k) plan of $5,000; and (iii) $500 to cover expenses of working remotely due to COVID-19, which was paid to all employees.

(5)
Mr. Hindman was hired in 2019. Accordingly, compensation information is not provided for 2018.

(6)
Beginning in April 2020, Dr. Haumann’s compensation was paid in GBP and has been converted to USD using the OANDA average monthly exchange rate in the month paid.

(7)
Consists of (i) £500 GPB, which converts to $617.18 USD using the OANDA average exchange rate for the month of May 2020; and (ii) $629, which was the value of a gift received at a sales event, plus tax gross-up amounts associated therewith, which was provided for all employees who received a gift at the event; (iii) matching contributions for the 401(k) plan of $5,007; and (iv) a vacation adjustment payout of $47,014 in connection with Dr. Haumann’s relocation to the United Kingdom.

(8)
Consists of (i) $545, which was the value a gift received as a service award for years served at the company, plus tax gross-up amounts associated therewith, which was provided for all employees who received such gifts; (ii) matching contributions for the 401(k) plan of $5,000; (iii) $496 in peer recognition awards; and (iv) $500 to cover expenses of working remotely due to COVID-19.

(9)
Consists of (i) $545, which was the value a gift received as a service award for years served at the company, plus tax gross-up amounts associated therewith, which was provided for all employees who received such gifts; (ii) matching contributions for the 401(k) plan of $5,000; and (iii) $500 to cover expenses of working remotely due to COVID-19.

2020 Grants of Plan-Based Awards
The following table sets forth each non-equity incentive plan award and equity incentive plan awards granted to our named executive officers during fiscal year 2020. Unless indicated below, all equity awards were made under our 2013 Equity Incentive Plan.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares or Units (#)(2)(3)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)
Rick E Winningham	N/A	610,154	1,220,307	—	—
	2/3/2020	—	—	170,000	4,977,600
Andrew A. Hindman	N/A	276,332	552,663	—	—
	2/3/2020	—	—	43,550	1,275,144
Brett Haumann	N/A	305,127	610,254	—	—
	2/3/2020	—	—	65,000	1,903,200
Vijay Sabesan	N/A	204,415	557,893	—	—
	2/3/2020	—	—	65,000	1,903,200
Bradford J. Shafer	N/A	278,947	408,829	—	—
	2/3/2020	—	—	65,000	1,903,200

(1)
Each named executive officer was granted a non equity incentive plan award pursuant to our 2020 annual cash bonus plan which is discussed in greater detail in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” beginning on page 32. The amounts shown in the “target” column reflect the target payout under the plan. The target amount is equal to 50% of each named executive officers’ base salaries, with the exception of Mr. Winningham, whose target bonus amount was 60% of his base salary. The amounts shown in the “maximum” column reflect the maximum payout under the plan equal to 200% of each officer’s target bonus The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 45.

(2)
Reflects an annual replenishment RSU granted under our 2013 Equity Incentive Plan. 25% of the RSUs vested on February 20, 2021 and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

(3)
The RSUs will become fully vested if we are acquired and the holder is subject to an involuntary termination. Such vesting acceleration is described in greater detail in “Potential Payments Upon Termination or Change in Control” beginning on page 50.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information regarding each unexercised option to purchase our ordinary shares, each restricted share unit and each restricted ordinary share held by each of our named executive officers as of December 31, 2020.
Unless otherwise indicated below, all of our equity awards were granted under our 2013 Equity Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled “Potential Payments Upon Termination or Change-in-Control” beginning on page 50.
The table below also includes information regarding all options to purchase shares of the common stock of Innoviva (INVA) held by each of our named executive officers as of December 31, 2020. In connection with the spin off, all outstanding Innoviva options were adjusted using a formula designed to preserve the intrinsic value of the award prior to the spin off. In addition, all outstanding Innoviva options held by our employees were amended so that they remain outstanding based on service to either Innoviva or us following the spin-off.
		Option Awards				Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Rick E Winningham	TBPH	80,000(3)	—	23.51	6/02/2024	—	—	—	—
	TBPH	320,000(4)	—	28.35	8/21/2024	—	—	—	—
	TBPH	—	—	—	—	14,000(5)	248,780	—	—
	TBPH	—	—	—	—	168,000(6)	2,985,360	—	—
	TBPH	—	—	—	—	1,750(7)	31,098	—	—
	TBPH	—	—	—	—	8,750(8)	155,488	—	—
	TBPH	—	—	—	—	95,625(9)	1,699,256	—	—
	TBPH	—	—	—	—	170,000(10)	3,020,900	—	—
Andrew A. Hindman	TBPH	92,083(11)	167,917(11)	16.94	6/30/2029	—	—	—	—
	TBPH	—	—	—	—	37,500(12)	666,375	—	—
	TBPH	—	—	—	—	20,000(13)	355,400	20,000(13)	355,400
	TBPH	—	—	—	—	43,550(10)	773,884	—	—
Brett Haumann	INVA	94,823(14)	—	29.95	12/01/2023	—	—	—	—
	TBPH	59,375(3)	—	23.51	6/02/2024	—	—	—	—
	TBPH	—	—	—	—	4,500(5)	79,965	—	—
	TBPH	—	—	—	—	54,000(6)	959,580	—	—
	TBPH	—	—	—	—	562(7)	9,987	—	—
	TBPH	—	—	—	—	2,812(8)	49,969	—	—
	TBPH	—	—	—	—	36,562(9)	649,707	—	—
	TBPH	—	—	—	—	65,000(10)	1,155,050	—	—
Vijay Sabesan	TBPH	—	—	—	—	937(7)	16,650	—	—
	TBPH	—	—	—	—	312(15)	5,544	—	—
	TBPH	—	—	—	—	11,719(8)	208,374	—	—
	TBPH	—	—	—	—	21,094(9)	374,840	—	—
	TBPH	—	—	—	—	15,469(16)	274,884	—	—
	TBPH	—	—	—	—	65,000(10)	1,155,050	—	—
Bradford J. Shafer	TBPH	170,000(17)	—	28.75	9/07/2024	—	—	—	—
	TBPH	—	—	—	—	4,500(5)	79,965	—	—
	TBPH	—	—	—	—	54,000(6)	959,580	—	—

		Option Awards				Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
	TBPH	—	—	—	—	562(7)	9,987	—	—
	TBPH	—	—	—	—	2,812(8)	49,969	—	—
	TBPH	—	—	—	—	36,562(9)	649,707	—	—
	TBPH	—	—	—	—	65,000(10)	1,155,050	—	—

(1)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs, as applicable, multiplied by the closing market price of our ordinary shares at the end of our 2020 fiscal year, which was $17.77. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our ordinary shares.

(2)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs multiplied by the closing market price of our ordinary shares at the end of the 2020 fiscal year, which was $17.77. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the award vests following achievement of the performance milestones, and the future performance of our ordinary shares.

(3)
Mr. Winningham and Dr. Haumann were each granted options under our 2013 Equity Incentive Plan on June 3, 2014 in connection with their commencement of employment with us. 25% of the shares subject to the option vested on February 20, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to the officer’s continuous service through each vesting date.

(4)
Mr. Winningham was granted an option under our 2013 Equity Incentive Plan on August 22, 2014 in connection with commencing full-time employment with us. 25% of the shares subject to the option vested on August 15, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Mr. Winningham’s continuous service through each vesting date.

(5)
Messrs. Winningham and Shafer and Dr. Haumann were each granted an annual replenishment equity award grant of RSUs under our 2013 Equity Incentive Plan on March 15, 2016. 20% of the RSUs vested on February 20, 2017 and the remaining 80% of the RSUs vest in equal quarterly installments over the following four years, subject to the officer’s continuous service through each vesting date.

(6)
Messrs. Winningham and Shafer each received performance contingent RSAs and Dr. Haumann received performance-contingent RSUs under our 2013 Equity Incentive Plan on March 15, 2016, which we refer to as “Five-Year Performance RSAs.” The vesting of these RSAs (or, in the case of Dr. Haumann, RSUs) was contingent upon the achievement of performance milestones by December 31, 2020 as well as continued employment, as described in detail in the “2016 Five-Year Performance RSAs” section of the “Compensation Discussion and Analysis” beginning on page 32 of our Proxy Statement for the 2017 Annual General Meeting of Shareholders filed on April 11, 2017. In 2020, a sufficient number of milestones adding up to twenty points was achieved and the remaining shares subject to the awards became eligible to vest on February 20, 2021 (subject to the officer’s continued employment through such date), which are reflected in columns (g) and (h).

(7)
Messrs. Winningham, Sabesan and Shafer and Dr. Haumann were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 6, 2017. 25% of the RSUs vested on February 20, 2018 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(8)
Messrs. Winningham, Sabesan and Shafer and Dr. Haumann were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 12, 2018. 25% of the RSUs vested on February 20, 2019 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(9)
Messrs. Winningham, Sabesan and Shafer and Dr. Haumann were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 5, 2019. 25% of the RSUs vested on February 20, 2020 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(10)
Messrs. Winningham, Hindman, Sabesan and Shafer and Dr. Haumann were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 3, 2020. 25% of the RSUs vested on February 20, 2021 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer’s continuous service through each vesting date.

(11)
In connection with Mr. Hindman’s commencement of employment with us, he was granted an option under our Performance Incentive Plan. 25% of the shares subject to the option vested on July 1, 2020 and the remaining shares vest monthly thereafter, subject to Mr. Hindman’s continuous service through each vesting date.

(12)
In connection with Mr. Hindman’s commencement of employment with us, he was granted RSUs under our 2013 Equity Incentive Plan. 25% of the RSUs vested on August 20, 2020, and the remaining 75% will vest on August 20th of each of 2021, 2022, and 2023, subject to Mr. Hindman’s continuous service through each vesting date.

(13)
In connection with Mr. Hindman’s commencement of employment with us, he was granted performance-contingent RSUs under our Performance Incentive Plan. Vesting of these RSUs is contingent upon the achievement of performance milestones as well as continued employment, as described in greater detail in the “2019 Equity Awards Granted to Mr. Hindman” section of the “Compensation Discussion and Analysis” beginning on page 32 of our Proxy Statement for the 2020 Annual General Meeting of Shareholders filed on March 24, 2020. The first performance milestone applicable to Mr. Hindman’s performance-contingent RSUs was achieved in 2019, and the second performance milestone was achieved in 2020. As a result, one-third of the RSUs vested in 2020 and an additional one-third of the RSUs became eligible to vest on August 20, 2021 (subject to Mr. Hindman’s continued employment through such date), which are reflected in columns (g) and (h). In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects payout of the performance-contingent RSUs assuming the third and final milestone is achieved.

(14)
Dr. Haumann was granted an option by Innoviva under its 2012 Equity Incentive Plan on December 2, 2013 in connection with his commencement of employment with Innoviva. 25% of the shares subject to the option vested on December 2, 2014 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Dr. Haumann’s continuous service with the Company through each vesting date.

(15)
Mr. Sabesan was granted RSUs under our 2013 Equity Incentive Plan on February 6, 2017 in connection with his promotion to Vice President of Technical Operations. 25% of the RSUs vested on February 20, 2018 and the remaining 75% vest in equal quarterly installments over the following three years, subject to Mr. Sabesan’s continuous service through each vesting date.

(16)
Mr. Sabesan was granted RSUs under our 2013 Equity Incentive Plan on February 5, 2019 in connection with his promotion to Senior Vice President of Technical Operations. 25% of the RSUs vested on February 20, 2020 and the remaining 75% vest in equal quarterly installments over the following three years, subject to Mr. Sabesan’s continuous service through each vesting date.

(17)
Mr. Shafer was granted an option under our 2013 Equity Incentive Plan on September 8, 2014 in connection with his commencement of employment with us. 25% of the shares subject to the option vested on September 1, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Mr. Shafer’s continuous service through each vesting date.

2020 Option Exercises and Stock Vested
The following table shows the number of restricted ordinary shares and restricted share units held by each named executive officer that vested during the 2020 fiscal year. None of our named executive officers exercised any options during the 2020 fiscal year.

		Stock Awards
Name	Security	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)		(d)	(e)
Rick E Winningham	TBPH	291,375	7,107,863
Andrew A. Hindman	TBPH	32,500	745,750
Brett Haumann	TBPH	98,188	2,391,944
Vijay Sabesan	TBPH	43,468	1,006,398
Bradford J. Shafer	TBPH	99,750	2,432,400

(1)
Value realized is based on the fair market value of our ordinary shares on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

Potential Payments Upon Termination or Change-in-Control
Each of our named executive officers is entitled to severance benefits pursuant to our severance plan. In addition, Mr. Winningham is entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as Chief Executive Officer.
Change in Control Severance Benefits
Pursuant to our severance plan, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after our change in control, the officer is entitled to the following benefits provided he or she signs a release of claims:
•
In the case of our Senior Vice Presidents and Executive Vice President, a lump sum payment equal to 150% of the officer’s annual base salary and target bonus.

•
In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer’s annual base salary and target bonus.

•
A pro-rata portion of the named executive officer’s target bonus based on the number of full months of employment completed in the year of termination.

•
Continuation of the officer’s health and welfare benefits for the shorter of 18 months or the expiration of the officer’s continuation coverage under COBRA.

•
Full vesting of any unvested options or other equity awards held by the officer; provided, however, that the performance-based RSUs granted to Mr. Hindman on July 1, 2019 (the “Hindman PRSUs”) for which the performance milestones have not been achieved as of the change in control (the “Remaining RSUs”) are subject to forfeiture at the time of the change in control as follows: (i) if the per share value to be received by a holder of our ordinary shares in such change in control (the “CIC Value”) is less than or equal to $16.94 per share, as adjusted for share splits and similar events (such amount, the “Base Value”), all Remaining RSUs will be forfeited; (ii) if the CIC Value is greater than the Base Value but less than two times the Base Value, then a percentage of Mr. Hindman’s Remaining RSUs equal to the percentage by which the CIC Value is greater than the Base Value (rounded down to the nearest whole percent) may be retained by Mr. Hindman and the balance of the Remaining RSUs will be forfeited; and (iii) if the CIC Value is equal to or greater than two times the Base Value, none of the Remaining RSUs will be forfeited. All unforfeited Remaining RSUs following such change in control will be subject to the following vesting schedule and will remain eligible for vesting acceleration in accordance with our Change in Control and Severance Plan: Fifty percent of the unforfeited Remaining RSUs will vest on the one-year anniversary of the change in control and the remaining 50% of the unforfeited Remaining RSUs will vest on the two-year anniversary of the change in control, subject to Mr. Hindman’s continuous service through the applicable vesting date.

•
In the case of named executive officers who were eligible to participate in the Theravance, Inc. Amended and Restated Change in Control Severance Plan (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), a tax gross-up payment in the event an independent accounting firm selected by us determines that the named executive officer would be subject to excise taxes under IRC Section 4999 as a result of payments under the change in control severance plan or otherwise.

Definitions
A “change in control” for purposes of our change in control severance plan includes:
•
The consummation of a merger or consolidation if persons who were not our shareholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

•
A sale, transfer or other disposition of all or substantially all of our assets.

•
A change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors either were directors on the date twelve months prior to the change in control (the “Original Directors”) or were appointed or nominated for election to the board of directors by a majority of the Original Directors or directors whose appointment or nomination was approved by at least 50% of the Original Directors.

•
A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

A transaction shall not constitute a change in control if its sole purpose is to change our country or state of incorporation, as applicable, or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction. In addition, a transaction shall not constitute a change in control unless it also constitutes a “change in control event” under Treasury Regulation 1.409A-3(a)(5).
An “involuntary termination” for purposes of our change in control severance plan means a termination of an officer’s employment for reasons other than misconduct, or an officer’s resignation following (1) a material diminution in the officer’s authority, duties or responsibilities, (2) a material reduction in the officer’s base compensation, (3) a material change in the officer’s work location or (4) a material breach of the officer’s employment agreement by us. In order to qualify as an involuntary termination, the officer must give written notice to us within 90 days after the initial existence of one of the conditions described above and such condition must not have been cured within 30 days thereafter.
“Misconduct” for purposes of our change in control severance plan means an officer’s (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of confidential information or trade secrets or (3) other material intentional misconduct adversely affecting our business or affairs.
Severance Benefits
In addition to the severance benefits he is entitled to pursuant to our change in control severance plan, Mr. Winningham’s offer letter provides that if his employment is terminated by us without cause and he is not eligible for severance benefits under our change in control severance plan, he will receive a lump-sum severance payment of 24 months’ salary plus two times his current target bonus provided he signs a general release of claims. “Cause” means Mr. Winningham’s (i) unauthorized use or disclosure of our confidential information or trade secrets, which use causes material harm to us, (ii) conviction of a felony under the laws of the U. S. or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from our board of directors.
The table below reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control (if applicable) and termination of employment occurred on December 31, 2020 (the last business day of the 2020 fiscal year) and that all eligibility requirements under the change in control severance plan (or in the case of Mr. Winningham, pursuant to his offer letter) were met. Although Messrs. Winningham and Shafer would be eligible for a tax gross-up payment pursuant to the change in control severance plan as described above, a change in control as of December 31, 2020 would not have resulted in potential payments or benefits to either that would have triggered excise taxes under IRC Section 4999 and a gross-up amount is therefore not included in the table below.
The following assumptions were used in calculating the values described in the table below:
•
Value of Option Acceleration:   The value of the vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our ordinary shares on December 31, 2020 (which was $17.77 per share) and the exercise price of the option.

•
Value of Restricted Ordinary Shares and Restricted Share Unit Acceleration:   The value of the vesting acceleration of the restricted ordinary shares and unvested RSUs was calculated by multiplying the number of unvested shares or RSUs by the closing price of our ordinary shares on December 31, 2020 (which was $17.77 per share).

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)(2)	Vacation Payout ($)	Options that Vest ($)(3)	Restricted Shares or RSUs that Vest ($)(4)	Health and Welfare ($)(5)	Cash-Based Awards that Vest(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Rick E Winningham(7)	610,154	3,254,154	97,777	—	8,140,881	84,803		12,187,769
Andrew A. Hindman	276,332	1,243,492	39,854	139,371	1,809,875	51,355		3,560,278
Brett K. Haumann	305,127	1,373,072	29,158	—	2,904,258	0		4,611,615
Vijay Sabesan	204,415	919,865	39,309	—	2,035,216	84,803	560,000	3,283,608
Bradford J. Shafer	278,947	1,255,259	53,642	—	2,904,258	84,803		4,576,908

(1)
Reflects payment of the officer’s 2020 bonus at target.

(2)
Reflects payment of 150% or 200% of the officer’s base salary and target bonus, as applicable.

(3)
Reflects full vesting of all unvested options.

(4)
Reflects full vesting of all unvested RSAs and RSUs. It also includes vesting of 4% of the Remaining RSUs, which is equal to the percentage by which the closing price of our ordinary shares on December 31, 2020, $17.77, is greater than the Base Value for the Hindman PRSUs, rounded down to the nearest whole percent. See “— Change in Control Severance Benefits” on page 50.

(5)
Reflects the cost of each officer’s COBRA premiums for 18 months.

(6)
Reflects full vesting of all unvested Performance-Contingent Cash Awards.

(7)
If Mr. Winningham’s employment had been terminated by the Company without cause on December 31, 2020 other than in connection with a change in control, he would have been entitled to receive the cash severance payments indicated in column (c) and the vacation payout in column (d) but no other benefits.

Pay Ratio Disclosure
As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Rick Winningham, our Chief Executive Officer:

For our fiscal year ended December 31, 2020:
•
The annual total compensation of the employee who was determined last year to be our median employee was $269,883.15 .

•
The annual total compensation of our CEO, as reported in the 2020 Summary Compensation Table included elsewhere in this Proxy Statement, was $6,577,746.

•
Based on this information the ratio of the annual total compensation of Mr. Winningham to that of our median employee was approximately 24:1.

The above ratio is appropriately viewed as an estimate. We identified this employee by reviewing the Form W 2 compensation (specifically, Box 5 of such Form) of our U.S. employees as of December 31, 2020 for the period from January 1, 2020 through December 31, 2020 and an amount equivalent to the Form W-2, Box 5 for the Irish employees consisting of the total amount of earnings paid to each employee, including regular earnings such as salary and bonuses, and benefits that would be taxable in the U.S. Our UK employee was excluded as they constituted less than 5% of our workforce. As of December 31, 2020, we had 331 employees, including 27 employees in Ireland and one in the United Kingdom. No cost of living or other adjustments were made in determining our Median Employee. Once we identified our median employee, using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 1, 2021 by:
•
each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
our named executive officers;

•
each of our directors; and

•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors, Forms 4 and 13F, and Schedules 13G and 13D filed with the SEC.
This table lists applicable percentage ownership based on 65,217,715 ordinary shares outstanding as of March 1, 2021. Options to purchase our ordinary shares that are exercisable within 60 days of March 1, 2021 and RSUs subject to release within 60 days of March 1, 2021 are deemed to be beneficially owned by the persons holding these options and RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares	Percent of Total Outstanding Ordinary Shares(2)
5% Shareholders
GlaxoSmithKline plc(3)	9,644,807	14.8%
980 Great West Road Brentford, Middlesex TW8 9GS, United Kingdom
FMR LLC(4)	9,607,310	14.7%
245 Summer Street Boston, MA 02210
The Baupost Group, L.L.C.(5)	9,605,996	14.7%
10 St. James Ave, Suite 1700 Boston, MA 02116
OrbiMed Capital LLC(6)	6,219,110	9.5%
601 Lexington Avenue, 54th Floor New York, NY 10022
Wellington Management Group LLP(7)	5,609,627	8.6%
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210
Vanguard Group, Inc.(8)	4,654,309	7.1%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(9)	4,491,195	6.9%
55 East 52nd Street New York, NY 10055

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares	Percent of Total Outstanding Ordinary Shares(2)
Named Executive Officers and Directors
Rick E Winningham(10)	1,437,888	2.2%
Andrew A. Hindman(11)	143,292	*
Brett Haumann(12)	218,374	*
Vijay Sabesan	94,076	*
Bradford J. Shafer(13)	306,547	*
Eran Broshy(14)	83,206	*
Robert V. Gunderson, Jr.(15)	111,112	*
Burton G. Malkiel, Ph.D.(16)	128,777	*
Dean Mitchell(17)	83,206	*
Susan M. Molineaux, Ph.D.(18)	71,206	*
Donal O’Connor(19)	64,206	*
Deepika R. Pakianathan, Ph.D.(20)	17,567	*
Laurie Smaldone Alsup(21)	56,482	*
George M. Whitesides, Ph.D.(22)	281,248	*
William D. Young(23)	100,330	*
All executive officers and directors as a group (20 persons)(24)	4,117,940	6.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes our ordinary shares that may be issued upon the exercise of options that are exercisable within 60 days of March 1, 2021 and RSUs subject to release within 60 days of March 1, 2021. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to options exercisable within 60 days of March 1, 2021 and RSUs subject to release within 60 days of March 1, 2021 are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder of the class but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other shareholder.

(3)
Based on the Amendment No. 7 to Schedule 13D filed with the SEC on June 22, 2020 by GlaxoSmithKline plc. Shares are held of record by GSK Finance (No.3) plc (“GSK Finance”), an indirect wholly owned subsidiary of GlaxoSmithKline plc, an English public limited company. GlaxoSmithKline plc holds sole voting and sole dispositive power of 9,644,807 shares. GSK Finance issued $280,336,000 of Exchangeable Senior Notes due 2023 (“the Notes”), initially exchangeable into 9,644,792 Ordinary Shares. The Notes are guaranteed by GSK and will be exchangeable at the option of noteholders on any business day on or after September 1, 2020.

(4)
Based on the Amendment No. 5 to Schedule 13G filed with the SEC on February 8, 2021 by FMR LLC (“FMR LLC”) and Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC. FMR LLC has sole voting power of 1,731,912 shares and sole dispositive power of 9,607,310 shares. Ms. Johnson has sole dispositive power of 9,607,310 shares. Fidelity Management & Research Company LLC, a wholly owned subsidiary of FMR LLC (“FMR Co”) beneficially owns the ordinary shares held by FMR LLC. FMR Co. beneficially owns 5% or greater of our ordinary shares. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by FMR Co., which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Amendment No. 4 to Schedule 13G reflected the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The Amendment No. 4 to Schedule 13G did not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).
(5)
Based on the Amendment No. 4 to Schedule 13G filed with the SEC on February 12, 2021 by The Baupost Group, L.L.C. (“Baupost”), Baupost Group GP, L.L.C. (“BG GP”) and Seth A. Klarman. Baupost, BG GP and Seth A. Klarman each holds shared voting and dispositive power of 9,605,996 shares. Baupost is a registered investment adviser and acts as an investment adviser and general partner to various private investment limited partnerships. Securities reported in the Amendment No. 4 to Schedule 13G as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships. BG GP, is the Manager of Baupost, and Seth A. Klarman, is the Managing Member of BG GP and a controlling person of Baupost.

(6)
Based on the Schedule 13G filed with the SEC on February 12, 2021 by OrbiMed Capital LLC (“OribMed Capital”) and OrbiMed Advisors LLC (“OrbiMed Advisors”). OribMed Capital holds sole voting and dispositive power of 5,544,212 shares. OrbiMed Advisors holds shared voting and dispositive power of 674,898 shares. OrbiMed Capital and OrbiMed Advisors hold the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. No one such other person’s interest the shares relates to more than five percent of the class. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares.

(7)
Based on the Amendment No. 1 to Schedule 13G filed with the SEC on February 3, 2021 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, Wellington Management Company LLP. Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP each has shared voting power of 5,304,990 shares and shared dispositive power of 5,609,627 shares. Wellington Management Company LLP has shared voting power of 5,253,112 shares and shared dispositive power of 5,386,597 shares. The securities as to which the Schedule was filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the following entities (collectively, “Wellington Investment Advisers”): Wellington Management Company LLP; Wellington Management Canada LLC; Wellington Management Singapore Pte Ltd; Wellington Management Hong Kong Ltd; Wellington Management International Ltd; Wellington Management Japan Pte Ltd; and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(8)
Based on the Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2021 by Vanguard Group, Inc. (“Vanguard”). Vanguard has shared voting power of 99,479 shares, sole dispositive power of 4,516,570 shares and shared dispositive power of 137,739 shares. The shares are held through the following subsidiaries of Vangaurd: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited.

(9)
Based on the Amendment No. 8 to Schedule 13G filed with the SEC on February 5, 2021 by BlackRock, Inc. (“Blackrock”). Blackrock has sole voting power of 4,355,059 shares and sole dispositive power of 4,491,195 shares. The subsidiaries included in the report were as follows: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., and BlackRock Life Limited.

(10)
Includes 400,000 shares subject to options exercisable within 60 days of March 1, 2021.

(11)
Includes 113,750 shares subject to options exercisable within 60 days of March 1, 2021.

(12)
Includes 59,375 shares subject to options exercisable within 60 days of March 1, 2021.

(13)
Includes 170,000 shares subject to options exercisable within 60 days of March 1, 2021.

(14)
Includes: (i) 42,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(15)
Gunderson. Includes 10,847 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”). Mr. Gunderson disclaims beneficial ownership of the shares held by Gunderson Dettmer except to the extent of his pecuniary interest therein. Also, includes: (i) 42,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(16)
Includes: (i) 42,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(17)
Includes: (i) 42,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(18)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(19)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(20)
Includes: (i) 9,500 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 8,067 RSUs subject to release within 60 days of March 1, 2021.

(21)
Includes: (i) 31,500 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(22)
Includes: (i) 42,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(23)
Includes: (i) 42,000 shares subject to options exercisable within 60 days of March 1, 2021 and (ii) 6,635 RSUs subject to release within 60 days of March 1, 2021.

(24)
All. Includes an aggregate of (i) 1,251,125 shares subject to options exercisable within 60 days of March 1, 2021, and (ii) 67,782 RSUs subject to release within 60 days of March 1, 2021.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 with respect to our ordinary shares that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	8,076,337(1)	25.09(3)	6,707,056(4)(5)
Equity compensation plans not approved by shareholders	216,760(2)	17.27	203,261
Total	8,293,097	24.58	6,910,317

(1)
Includes 3,082,419 shares issuable upon exercise of outstanding options and 4,993,918 shares issuable upon vesting of outstanding RSUs.

(2)
Includes 216,760 shares issuable upon exercise of outstanding options and no outstanding RSUs.

(3)
Does not take into account outstanding RSUs as these awards have no exercise price.

(4)
Includes 2,361,457 ordinary shares available under our Employee Share Purchase Plan.

(5)
On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2023, the number of authorized ordinary shares under our 2013 Equity Incentive Plan automatically increases by a number of ordinary shares equal to the least of (i) 5% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 3,428,571 ordinary shares or (iii) a number of ordinary shares determined by our board of directors. On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2033, the number of authorized ordinary shares under our Employee Share Purchase Plan automatically increases by a number of ordinary shares equal to the least of (i) 1% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 571,428 ordinary shares or (iii) a number of ordinary shares determined by our board of directors.

The Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan (“2014 Plan”) is a non-shareholder approved plan, which was adopted by our board of directors on October 22, 2014 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory share options, share appreciation rights, restricted shares and share units may be granted under the 2014 Plan to new employees of Theravance Biopharma. Our board of directors authorized 750,000 of our ordinary shares for issuance under the 2014 Plan. All option grants made pursuant to the plan must have an exercise price per share of no less than 100% of the fair market value per ordinary share on the grant date. Each option or other equity incentive award granted pursuant to the plan will vest in installments over the holder’s period of service with us. Additional features of the 2014 Plan are described in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K filed on February 26, 2021.

RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our shares, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers and certain other employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other employees against any and all expenses incurred by that director, executive officer, or other employee because of his or her status as one of our directors, executive officers, or other employees, to the fullest extent permitted by applicable law and our Amended and Restated Memorandum and Articles of Association. In addition, the indemnification agreements provide that, to the fullest extent permitted by the applicable laws, we will advance all expenses incurred by our directors, executive officers and other employees in connection with a legal proceeding.
Legal Services
We have engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, of which Mr. Gunderson, one of our directors, is a founding partner, as our primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2020 we paid approximately $500,000 to Gunderson Dettmer for legal services. Mr. Gunderson’s interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.
GSK Exchangeable Senior Notes
Glaxo Group Limited (“GSK”) is deemed to be a related person to us by virtue of GlaxoSmithKline plc, an affiliate of GSK, holding more than 5% of our outstanding capital stock. See “Securities Ownership of Certain Beneficial Owners and Management” above. On June 22, 2020, GSK Finance (No.3) plc (“GSK Finance”), an affiliate of GSK, issued $280,336,000 of exchangeable senior notes due 2023 (the “GSK Notes”), initially exchangeable into 9,644,792 ordinary shares (the “Shares”) of Theravance Biopharma held by GSK and its affiliates. The GSK Notes are guaranteed by GSK and are exchangeable at the option of noteholders on any business day on or after September 1, 2020. The GSK Notes will mature on June 22, 2023 and do not bear interest. The GSK Notes were offered at an issue price 108.5% of their principal amount. The initial exchange rate is 34.4044 shares of Theravance Biopharma ordinary shares per $1,000 principal amount of GSK Notes, which is equivalent to an initial exchange price of approximately $29.066 per share, representing a premium of 35% over the volume weighted-average price of Theravance Biopharma’s ordinary shares on June 17, 2020.
Upon exchange of the GSK Notes, GSK Finance is expected to deliver its ordinary shares of Theravance Biopharma, but may at its option under certain circumstances, deliver cash or a combination of Theravance Biopharma ordinary shares and cash to noteholders. The GSK offering involves the expected exchange of substantially all of the 9,644,807 ordinary shares of Theravance Biopharma held by GSK and its affiliates. Theravance Biopharma will not be issuing any new ordinary shares in connection with the GSK offering, and Theravance Biopharma did not receive any proceeds from the GSK offering.

Registration Rights Agreement
In connection with the GSK Notes, we entered into a registration rights agreement, dated as of June 22, 2020 (the “Registration Rights Agreement”), with GSK Finance and GlaxoSmithKline plc. Pursuant to the Registration Rights Agreement, we filed a shelf registration statement with the SEC covering resales of the ordinary received by noteholders upon exchange of the GSK Notes and will use our reasonable efforts to keep the shelf registration statement effective for the period described in the Registration Rights Agreement.
Waiver and Assignment of Registration Rights and Voting Agreement
We also entered into an agreement with GSK Finance and GSK under which GSK Finance and GSK agreed to waive all notice rights and registration rights under the registration rights agreement dated March 3, 2014, as amended on February 10, 2020 (the “Waiver and Voting Agreement”). The parties agreed that the waiver of such registration rights will terminate upon the earlier of (i) the maturity date of the GSK Notes; (ii) any such other date on which the GSK Notes are no longer issued and outstanding; or (iii) at any time that GSK or GSK Finance, as the case may be, determines that it can no longer continue to own the Shares under applicable laws or regulations. The Waiver and Voting Agreement also provides that GSK Finance and GSK will vote the Shares on all matters, at the election of GSK Finance, either in accordance with the recommendation of the independent directors of our board of directors or in proportion to the votes cast by the other holders of ordinary shares, unless the matter involves (i) any proposal to issue ordinary shares that would result in any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than GSK Finance and its affiliates owning or having the right to acquire or intent to acquire beneficial ownership of 20% or more of the outstanding Shares or (ii) any change in control of the Company. The voting arrangement under the Waiver and Voting Agreement terminates upon the earliest of (i) the maturity date of the GSK Notes, (ii) a change in the composition of more than 50% of the members of our board of directors as of the date of the agreement and (iii) the effective time of a change in control of the Company.
Review, Approval or Ratification of Transactions with Related Persons
Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our audit committee or the independent members of our board of directors. Our board of directors has adopted written policies and procedures with respect to related person transactions and our audit committee has the principal responsibility for reviewing related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when the board of directors or a committee of the board of directors determines that the transaction is in, or is not inconsistent with, our and our shareholders’ best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires that our executive officers and directors and persons who own more than 10% of our ordinary shares file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2020, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports filed with the SEC during the fiscal year ended December 31, 2020 and written representations from certain parties that no other reports were due.

AUDIT COMMITTEE REPORT
The information contained in the following report of Theravance Biopharma’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Theravance Biopharma under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Theravance Biopharma specifically incorporates it by reference.
Role of the Audit Committee
The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Theravance Biopharma’s audit committee charter, published on the corporate governance section of Theravance Biopharma’s website at www.theravance.com.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Year ended December 31, 2020
The audit committee has reviewed and discussed with Theravance Biopharma’s management and Ernst & Young LLP the audited consolidated financial statements of Theravance Biopharma for the year ended December 31, 2020. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Theravance Biopharma, Inc.
In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, Ernst & Young LLP, who in their report express an opinion on the conformity of our annual financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting. It is not the duty of the audit committee to plan or conduct audits, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of our internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management Theravance Biopharma’s audited financial statements as of and for the year ended December 31, 2020 and its internal control over financial reporting. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Theravance Biopharma’s annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Submitted by the audit committee
Burton G. Malkiel, Ph.D., Chairman
Eran Broshy
Donal O’Connor
Deepika R. Pakianathan, Ph.D.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as recommended by the board of directors.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.
THE BOARD OF DIRECTORS
March 22, 2021

Medicines That Make a Difference* MMMMMMMMMMMM 000004 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 PM, Eastern Time, on April 26, 2021 If no electronic voting, delete QR code and control # ∆ &asymp; Online Go to www.investorvote.com/TBPH HYPERLINK “http://www.investorvote.com/TBPH” or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TBPH • Election of Directors: 2021 Annual General Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS AND “FOR” ITEMS 2 AND 3. For Against Abstain For Against Abstain For Against Abstain + •- Eran Broshy • - Laurie Smaldone Alsup • - Burton G. Malkiel •Approve a non-binding proposal to ratify the appointment of Deepika R. Pakianathan to serve as a Class III member of the board of directors until the annual general meeting held in 2023 and until her successor is duly elected and qualified. For Against Abstain •Ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. + Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 3 2 B M 5 0 0 4 9 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM 03F8SB

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2020 Annual Report on Form 10-K are available at: http://investor.theravance.com/proxy. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — THERAVANCE BIOPHARMA, INC. + Annual General Meeting of Shareholders — April 27, 2021 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Rick E Winningham and Andrew A. Hindman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Ordinary Shares of Theravance Biopharma, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the company to be held April 27, 2021 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +